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Exhibit 4.13

        SINCLAIR BROADCAST GROUP, INC., as Issuer,

and

Wachovia Bank, National Association, as Trustee

INDENTURE

Dated as of May 20, 2003

$125,000,000 (with $25,000,000 Over-Allotment Option)

Convertible Senior Subordinated Notes due 2018

i

"Indebtedness"	7
"Indenture"	7
"Indenture Obligations"	8
"Initial Purchasers"	8
"Interest Payment Date"	8
"Interest Rate Agreements"	8
"Issue Date"	8
"Lien"	8
"Maturity"	8
"Moody's"	8
"Non-payment Default"	8
"Officers' Certificate"	8
"Opinion of Counsel"	8
"Opinion of Independent Counsel"	8
"Outstanding"	8
"Paying Agent"	9
"Payment Default"	9
"Permitted Holders"	9
"Permitted Junior Securities"	9
"Person"	10
"Predecessor Security"	10
"Preferred Equity Interest"	10
"Principal Accretion"	10
"Principal Amount at Issuance"	10
"Prospectus"	10
"Redemption Date"	11
"Redemption Price"	11
"Registration Rights Agreement"	11
"Registration Statement"	11
"Regular Record Date"	11
"Regulation S"	11
"Regulation S Global Securities"	11
"Responsible Officer"	11
"Restricted Securities Legend"	11
"Restricted Securities Transfer Certificate"	11
"Restricted Security"	11
"Rule 144A"	11
"Rule 144A Global Securities"	11
"Rule 144A Information"	11
"Sale Price"	11
"S&P"	12
"Securities"	12
"Securities Act"	12
"Security Price"	12
"Security Register" and "Security Registrar"	12
"Senior Indebtedness"	12
"Shelf Registration Statement"	13
"Special Record Date"	13
"Stated Maturity"	13
"Subsidiary"	13

ARTICLE EIGHT CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE		67
Section 801.	Company May Consolidate, etc., Only on Certain Terms.	67
Section 802.	Successor Substituted.	68
ARTICLE NINE SUPPLEMENTAL INDENTURES		69
Section 901.	Supplemental Indentures and Agreements without Consent of Holders.	69
Section 902.	Supplemental Indentures and Agreements with Consent of Holders.	69
Section 903.	Execution of Supplemental Indentures and Agreements.	70
Section 904.	Effect of Supplemental Indentures.	71
Section 905.	Conformity with Trust Indenture Act.	71
Section 906.	Reference in Securities to Supplemental Indentures.	71
Section 907.	Effect on Senior Indebtedness.	71
ARTICLE TEN COVENANTS		71
Section 1001.	Payment of Principal, Premium and Interest.	71
Section 1002.	Maintenance of Office or Agency.	71
Section 1003.	Money for Security Payments to Be Held in Trust.	72
Section 1004.	Corporate Existence.	73
Section 1005.	Payment of Taxes and Other Claims.	73
Section 1006.	Maintenance of Properties.	73
Section 1007.	Insurance.	74
Section 1008.	Provision of Financial Statements.	74
Section 1009.	Statement by Officers as to Default.	74
Section 1010.	Waiver of Certain Covenants.	75
ARTICLE ELEVEN REDEMPTION OF SECURITIES		75
Section 1101.	Rights of Redemption.	75
Section 1102.	Applicability of Article.	76
Section 1103.	Election to Redeem; Notice to Trustee.	77
Section 1104.	Selection by Trustee of Securities to Be Redeemed.	77
Section 1105.	Notice of Redemption.	77
Section 1106.	Deposit of Redemption Price.	78
Section 1107.	Securities Payable on Redemption Date.	78
Section 1108.	Securities Redeemed or Purchased in Part.	79
ARTICLE TWELVE SUBORDINATION OF SECURITIES		79
Section 1201.	Securities Subordinate to Senior Indebtedness.	79
Section 1202.	Payment Over of Proceeds Upon Dissolution, etc.	80
Section 1203.	Suspension of Payment When Senior Indebtedness in Default.	81
Section 1204.	Payment Permitted if No Default.	82
Section 1205.	Subrogation to Rights of Holders of Senior Indebtedness.	82
Section 1206.	Provisions Solely to Define Relative Rights.	82
Section 1207.	Trustee to Effectuate Subordination.	82
Section 1208.	No Waiver of Subordination Provisions.	83
Section 1209.	Notice to Trustee.	83
Section 1210.	Reliance on Judicial Order or Certificate of Liquidating Agent.	84
Section 1211.	Rights of Trustee as a Holder of Senior Indebtedness; Preservation of Trustee's Rights.	84

v

Section 1212.	Article Applicable to Paying Agents.	84
Section 1213.	No Suspension of Remedies.	84
Section 1214.	Trustee's Relation to Senior Indebtedness.	84
Sect6ion 12.15.	Modification to Corporate Structure.	85
ARTICLE THIRTEEN SATISFACTION AND DISCHARGE		85
Section 1301.	Satisfaction and Discharge of Indenture.	85
Section 1302.	Reinstatement.	86
Section 1303.	Officers' Certificate; Opinion of Counsel.	86
ARTICLE FOURTEEN PURCHASE OF SECURITIES AT THE OPTION OF HOLDERS UPON A FUNDAMENTAL CHANGE		86
Section 1401.	Fundamental Change Put.	86
Section 1402.	Effect of Fundamental Change Repurchase Notice.	88
Section 1403.	Deposit of Fundamental Change Repurchase Price.	89
Section 1404.	Securities Purchased in Part.	89
Section 1405.	Compliance with Securities Laws Upon Purchase of Securities.	90
Section 1406.	Repayment to the Company.	90
ARTICLE FIFTEEN PURCHASE OF SECURITIES AT THE OPTION OF HOLDERS		90
Section 1501.	Optional Put.	90
Section 1502.	Effect of Optional Repurchase Notice.	92
Section 1503.	Deposit of Optional Repurchase Price.	93
Section 1504.	Securities Purchased in Part.	93
Section 1505.	Compliance with Securities Laws Upon Purchase of Securities.	93
Section 1506.	Repayment to the Company.	93
ARTICLE SIXTEEN CONTINGENT CASH INTEREST		94
Section 1601.	Contingent Cash Interest.	94
Section 1602.	Payment of Contingent Cash Interest; Contingent Cash Interest Rights Preserved.	94
Section 1603.	Bid Solicitation Agent.	94
ARTICLE SEVENTEEN TAX TREATMENT		94
Section 1701.	Tax Treatment.	94
Section 1702.	Comparable Yield and Projected Payment Schedule.	95
TESTIMONIUM		96
SIGNATURES AND SEALS		96
ACKNOWLEDGMENTS
ANNEX 1	Projected Payment Schedule
EXHIBIT A	Form of Regulation S Certificate
EXHIBIT B	Form of Restricted Securities Transfer Certificate
EXHIBIT C	Form of Unrestricted Securities Certificate

Reconciliation and tie between Trust Indenture Act of 1939
and Indenture, dated as of May 20, 2003

Trust Indenture Act Section		Indenture Section
§ 310	(a)	610, 611
	(a)(1)	608
	(a)(2)	608
	(b)	607, 609
§ 311	(a)	612
§ 312	(a)	701
	(b)	702
	(c)	702
§ 313	(a)	703
	(c)	703, 704
§ 314	(a)	704
	(a)(4)	1021
	(c)(1)	103
	(c)(2)	103
	(e)	103
§ 315	(a)	602, 903
	(b)	601, 602, 903
	(c)	602, 903
	(d)	602, 903
	(e)	514
§ 316	(a)(last sentence)	101
	(a)(1)(A)	("Outstanding")
	(a)(1)(B)	502, 512
	(b)	513
	(c)	508
		105
§ 317	(a)(1)	503
	(a)(2)	504
	(b)	1003
§ 318	(a)	108

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

        INDENTURE, dated as of May 20, 2003, between SINCLAIR BROADCAST GROUP, INC., a Maryland corporation, and Wachovia Bank, National Association, a national banking association organized under the laws of the United States of America, as Trustee.

RECITALS OF THE COMPANY

        The Company has duly authorized the creation of an issue of Convertible Senior Subordinated Notes due 2018 (the "Securities") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture and the Securities.

        This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

        All acts and things necessary have been done to make (i) the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and (ii) this Indenture a valid agreement of the Company in accordance with the terms of this Indenture.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

        For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

        Section 101. Definitions.

        For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a)   the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (b)   all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (c)   all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

          (d)   the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

          (e)   all references to $, US$, dollars or United States dollars shall refer to the lawful currency of the United States of America.

        "Accreted Conversion Price per Share" as of any day is an amount equal to the Accreted Principal Price of a Security on that day, divided by the number of shares of Common Stock issuable upon conversion of such Security on that day based on the then-applicable Conversion Rate.

        "Accreted Principal Price" of a Security as of any day is an amount equal to the sum of (i) the Principal Amount at Issuance of such Security plus (ii) the accrued Principal Accretion on such Security on such date. For purposes of clarity, the Accreted Principal Price of each $1,000 in Principal Amount at Issuance of the Securities on the following dates is set forth below (and the Accreted Principal Price between the dates listed below will include an additional amount reflecting the additional Principal Accretion that has accrued on such Securities since the immediately preceding date on the table):

	(1) Principal Amount at Issuance	(2) Accrued Principal Accretion	(3) Accreted Principal Price (1)+(2)
May 20, 2003 to January 15, 2011	$1,000.00	$0.00	$1,000.00
July 15, 2011	1,000.00	14.38	1,014.38
January 15, 2012	1,000.00	29.10	1,029.10
July 15, 2012	1,000.00	44.18	1,044.18
January 15, 2013	1,000.00	59.64	1,059.64
July 15, 2013	1,000.00	75.47	1,075.47
January 15, 2014	1,000.00	91.68	1,091.68
July 15, 2014	1,000.00	108.29	1,108.29
January 15, 2015	1,000.00	125.30	1,125.30
July 15, 2015	1,000.00	142.73	1,142.73
January 15, 2016	1,000.00	160.59	1,160.59
July 15, 2016	1,000.00	178.88	1,178.88
January 15, 2017	1,000.00	197.61	1,197.61
July 15, 2017	1,000.00	216.80	1,216.80
January 15, 2018	1,000.00	236.46	1,236.46
July 15, 2018	1,000.00	256.60	1,256.60

        "Affiliate" means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, (ii) any other Person that owns, directly or indirectly, 5% or more of such Person's Equity Interests or any officer or director of any such Person or other Person or, with respect to any natural Person, any Person having a relationship with such Person or other Person by blood, marriage or adoption not more remote than first cousin or (iii) any other Person 10% or more of the voting Equity Interests of which are beneficially owned or held directly or indirectly by such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interests therein, the rules and procedures of the Depositary for such Security, Euroclear and/or Clearstream, in each case to the extent applicable to such transaction and as in effect at the time of such transfer or transaction.

        "Bank Credit Agreement" means the Credit Agreement, dated as of July 15, 2002, between the Company, the subsidiaries of the Company identified on the signature pages thereof under the caption "Subsidiary Guarantors," the lenders named therein and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as agent, as amended on December 31, 2002, and as such agreement may be further amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing). For all purposes under this Indenture, "Bank Credit Agreement" shall include any amendments, renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or any other modifications that increase the principal amount of the Indebtedness or the commitments to lend thereunder.

        "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

        "Bid Solicitation Agent" means the bid solicitation agent appointed by the Company, which shall initially be Wachovia Bank, National Association, or any alternative or additional bid solicitation agent designated by the Company or any replacement designated by the Company.

        "Board of Directors" means the board of directors of the Company or any duly authorized committee of such board.

        "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of such entity and to be in full force and effect on the date of such certification, and delivered to the Trustee.

        "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York, the State of Maryland or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to close.

        "Calendar Quarter" means a three month period ending on March 31, June 30, September 30 or December 31.

        "Capital Lease Obligation" means any obligation of the Company and its Subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

        "Cash Equivalents" means (i) any evidence of Indebtedness with a maturity of one year or less from the date of acquisition issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of one year or less from the date of acquisition of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (iii) commercial paper with a maturity of one year or less from the date of acquisition issued by a corporation that is not an Affiliate of the Company organized under the laws of any state of the United States or the District of Columbia and rated A-1 (or higher) according to S&P or P-1 (or higher) according to Moody's or at least an equivalent rating category of another nationally recognized securities rating agency; (iv) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500,000,000; and (v) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition; provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985.

        "Clearstream" means Clearstream Banking, societe anonyme, or any successor securities clearing agency.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

        "Common Stock" means the Class A common stock of the Company, $.01 par value per share, as it exists on the date of this Indenture and any shares of any class or classes of Equity Interests of the Company resulting from any reclassification or reclassifications thereof.

        "Company" means Sinclair Broadcast Group, Inc., a corporation incorporated under the laws of Maryland, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

        "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any one of its Chairman of the Board, its Vice Chairman, its President or a Vice President (regardless of vice presidential designation), and by any one of its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

        "Contingent Cash Interest" has the meaning specified in the form of Security set forth in Section 202.

        "Conversion Agent" means the conversion agent appointed by the Company under this Indenture, which shall initially be Wachovia Bank, National Association, or any alternative or additional conversion agent designated by the Company or any replacement designated by the Company.

        "Conversion Rate" means the number of shares of Common Stock into which each $1,000 of Principal Amount at Issuance of Securities is convertible, which is initially 44.7015, subject to adjustments as set forth in this Indenture.

        "Conversion Value" means the product of the Sale Price of a share of Common Stock on any given day times the then current Conversion Rate.

        "Corporate Trust Office" means the office of the Trustee or an Affiliate or agent thereof at which at any particular time the corporate trust business for the purposes of this Indenture shall be principally administered, which office at the date of execution of this Indenture is located at Wachovia Bank, National Association, 1021 East Cary Street, 3rd Floor, Richmond, Virginia 23219, Attention: Corporate Trust Department VA 9646.

        "Default" means any event which is, or after notice or passage of any time or both would be, an Event of Default.

        "Depositary" means, with respect to the Securities issued in the form of Global Securities, if any, The Depository Trust Company, a New York limited purpose corporation, its nominees and successors, or any other Person designated as the Depositary by the Company pursuant to Section 305(b), in each case registered as a "clearing agency" under the Exchange Act and maintaining a book-entry system that qualifies for treatment as "registered form" under Section 163(f) of the Code.

        "Designated Senior Indebtedness" means (i) all Senior Indebtedness outstanding under the Bank Credit Agreement and (ii) any other Senior Indebtedness which is incurred pursuant to an agreement (or series of related agreements) simultaneously entered into providing for indebtedness, or commitments to lend, of at least $25,000,000 at the time of determination and is specifically designated in the instrument evidencing such Senior Indebtedness or the agreement under which such Senior Indebtedness arises as "Designated Senior Indebtedness" by the Company.

        "Disqualified Equity Interests" means any Equity Interests that, either by their terms or by the terms of any security into which they are convertible or exchangeable or otherwise, are, or upon the happening of an event or passage of time would be, required to be redeemed prior to any Stated Maturity of the principal of the Securities or are redeemable at the option of the holder thereof at any time prior to any such Stated Maturity (other than upon a change of control of or sale of assets by the Company in circumstances where the holders of the Securities would have similar rights), or are convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

        "Equity Interest" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person, including any Preferred Equity Interests.

        "Euroclear" means the Euroclear Clearance System or any successor securities clearing agency.

        "Event of Default" has the meaning specified in Article Five.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Ex-Dividend Time" means, with respect to any issuance or distribution on shares of Common Stock, the first date on which the shares of Common Stock trade regular way on the principal securities market on which the shares of Common Stock are then traded without the right to receive such issuance or distribution.

        "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

        "Film Contract" means contracts with suppliers that convey the right to broadcast specified films, videotape motion pictures, syndicated television programs or sports or other programming.

        "Five-Trading-Day Measurement Period" means the five Trading Days ending on the second Trading Day immediately preceding the first day of the applicable Contingent Cash Interest Period.

        "Founders' Notes" means the term notes, dated September 30, 1990, made by the Company to Julian S. Smith and to Carolyn C. Smith pursuant to a stock redemption agreement, dated June 19, 1990, among the Company, certain of its Subsidiaries, Julian S. Smith, Carolyn C. Smith, David D. Smith, Frederick G. Smith, J. Duncan Smith and Robert E. Smith.

        "Fundamental Change" means the occurrence of any of the following events: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total outstanding Voting Stock of the Company, provided that the Permitted Holders "beneficially own" (as so defined) a lesser percentage of such Voting Stock than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board or whose nomination for election by the shareholders of the Company, was approved by a vote of at least 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office; (iii) the Company consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Company is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company) or where (A) the outstanding Voting Stock of the Company is changed into or exchanged for (x) Voting

Stock of the surviving corporation which is not Disqualified Equity Interests or (y) cash, securities and other property (other than Equity Interests of the surviving corporation) and (B) no "person" or "group" other than Permitted Holders owns immediately after such transaction, directly or indirectly, more than the greater of (1) 40% of the total outstanding Voting Stock of the surviving corporation and (2) the percentage of the outstanding Voting Stock of the surviving corporation owned, directly or indirectly, by Permitted Holders immediately after such transaction; (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under Article Eight; or (v) the Company's Common Stock ceases to be listed on a national securities exchange or quoted on the Nasdaq National Market or another established automated over-the-counter trading market in the United States.

        A Fundamental Change will not be deemed to have occurred if either:

          (1)   the last Sale Price of the Common Stock for any five Trading Days within:

            (i)    the period of the ten consecutive Trading Days immediately after the later of the Fundamental Change or the public announcement of the Fundamental Change, in the case of a Fundamental Change resulting solely from a Fundamental Change in clause (i) of the definition of Fundamental Change; or

            (ii)   the period of the ten consecutive Trading Days immediately preceding the Fundamental Change, in the case of a Fundamental Change resulting from a Fundamental Change in clauses (ii), (iii) or (iv) of the definition of Fundamental Change, is at least equal to 105% of the quotient where the numerator is the Accreted Principal Price of $1,000 of the Principal Amount at Issuance of the Securities and the denominator is the Conversion Rate in effect on such Trading Day; or

          (2)   in the case of a merger or consolidation, at least 95% of the consideration, excluding cash payments for fractional shares in the merger or consolidation constituting the Fundamental Change, consists of common stock traded on a United States national securities exchange or quoted on the Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with such Fundamental Change) and as a result of such transaction or transactions the Securities become convertible solely into such common stock.

        For purposes of clarification, a "Fundamental Change" will not be deemed to occur solely as a result of the transfer of all or substantially all of the Company's assets to a Wholly-Owned Subsidiary of the Company where that Subsidiary assumes all or substantially all of the Indebtedness of the Company (other than the Securities).

        "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, which are in effect on the date of this Indenture.

        "Global Security" means a Security in book-entry form in the form prescribed in Sections 202 through 205 evidencing all or part of the Securities, issued to the Depositary or its nominee and registered in the name of the Depositary or such nominee.

        "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness contained in this Section guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss; provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

        "Holder" means a Person in whose name a Security is registered in the Security Register.

        "Indebtedness" means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Equity Interests of such Person, or any warrants, rights or options to acquire such Equity Interests, now or hereafter outstanding, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all obligations under Interest Rate Agreements of such Person, (v) all Capital Lease Obligations of such Person, (vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) all Guaranteed Debt of such Person, (viii) all Disqualified Equity Interests valued at the greater of their voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, and (ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) through (viii) above; provided, however, that the term Indebtedness shall not include (1) any obligations of the Company and its Restricted Subsidiaries with respect to Film Contracts entered into in the ordinary course of business and (2) the $200 million aggregate liquidation value of the 11 5/8% High Yield Trust Offered Preferred Securities of Sinclair Capital (the "HYTOPS") and any other similar instruments issued to replace or refinance the HYTOPS. The amount of Indebtedness of any Person at any date shall be, without duplication, the principal amount that would be shown on a balance sheet of such Person prepared as of such date in accordance with GAAP and the maximum determinable liability of any Guaranteed Debt referred to in clause (vii) above at such date. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Equity Interests which do not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Equity Interests, such Fair Market Value to be determined in good faith by the board of directors of the issuer of such Disqualified Equity Interests.

        "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

        "Indenture Obligations" means the obligations of the Company and any other obligor under this Indenture or under the Securities, to pay principal, Principal Amount at Issuance, Principal Accretion, Accreted Principal Price, premium, if any, and interest (including Contingent Cash Interest and Additional Interest, if any) when due and payable, and all other amounts due or to become due under or in connection with this Indenture, the Securities and the performance of all other obligations to the Trustee and the Holders under this Indenture and the Securities, according to the terms hereof and thereof.

        "Initial Purchasers" means Bear, Stearns & Co. Inc., UBS Warburg LLC, J.P. Morgan Securities Inc., Deutsche Bank Securities Inc. and Wachovia Securities Inc. as initial purchasers of the Securities.

        "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

        "Interest Rate Agreements" means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and any obligations in respect of any Hedging Agreements (as defined in the Bank Credit Agreement).

        "Issue Date" means May 20, 2003.

        "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind (including any conditional sale or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired.

        "Maturity" when used with respect to any Security, means the date on which the Accreted Principal Price of such Security becomes due and payable as therein provided or as provided in this Indenture, whether at Stated Maturity or a Redemption Date and whether by declaration of acceleration, Fundamental Change, call for redemption or otherwise.

        "Moody's" means Moody's Investors Service, Inc. or any successor rating agency.

        "Non-payment Default" means any event (other than a Payment Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Senior Indebtedness.

        "Officers' Certificate" means a certificate signed by the Chairman of the Board, Vice Chairman, the President or a Vice President (regardless of vice presidential designation), and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company and delivered to the Trustee.

        "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company or the Trustee, unless an Opinion of Independent Counsel is required pursuant to the terms of this Indenture, and who shall be acceptable to the Trustee.

        "Opinion of Independent Counsel" means a written opinion of counsel issued by someone who is not an employee or consultant of the Company and who shall be acceptable to the Trustee.

        "Outstanding" when used with respect to Securities means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

          (a)   Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (b)   Securities, or portions thereof, for whose payment or redemption, money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or any Affiliate thereof) in trust or set aside and segregated in trust by the Company or such Affiliate (if the Company or such Affiliate shall act as the Paying Agent) for the Holders; provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made; and

          (c)   Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof reasonably satisfactory to it that such Securities are held by a bona fide purchaser or protected purchaser in whose hands the Securities are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite Principal Amount at Issuance of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor. If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following the Optional Repurchase Date, Fundamental Change Repurchase Date or Stated Maturity, as the case may be, such Securities shall cease to be Outstanding and Principal Accretion or any cash interest on such Securities shall cease to accrue; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture. If a Security is converted in accordance with the Indenture, then from and after the time of conversion on the Conversion Date, such Security shall cease to be Outstanding and Principal Accretion or cash interest shall cease to accrue on such Security.

        "Paying Agent" means any Person authorized by the Company to pay the principal of, premium, if any, or interest on any Securities on behalf of the Company.

        "Payment Default" means any default in the payment of principal of, premium, if any, or interest, on any Designated Senior Indebtedness.

        "Permitted Holders" means as of the date of determination (i) any of David D. Smith, Frederick G. Smith, J. Duncan Smith and Robert E. Smith; (ii) family members or the relatives of the Persons described in clause (i); (iii) any trusts created for the benefit of the Persons described in clause (i), (ii) or (iv) or any trust for the benefit of any such trust; or (iv) in the event of the incompetence or death of any of the Persons described in clauses (i) and (ii), such Person's estate, executor, administrator, committee or other personal representative or beneficiaries, in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Equity Interests of the Company.

        "Permitted Junior Securities" means (so long as the effect of any exclusion employing this definition is not to cause the Securities to be treated in any case or proceeding or similar event described in clause (a), (b) or (c) of Section 1202 as part of the same class of claims as the Senior Indebtedness or any class of claims pari passu with, or senior to, the Senior Indebtedness) for any payment or distribution, debt or equity securities of the Company or any successor corporation provided for by a plan of reorganization or readjustment that are subordinated at least to the same extent that the Securities are subordinated to the payment of all Senior Indebtedness then outstanding; provided that (1) if a new corporation results from such reorganization or readjustment, such corporation assumes any Senior Indebtedness not paid in full in cash or Cash Equivalents in connection with such reorganization or readjustment and (2) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

        "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 308 in exchange for a mutilated Security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

        "Preferred Equity Interest", as applied to the Equity Interest of any Person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over Equity Interests of any other class of such Person.

        "Principal Accretion" of any Security as of any day means the accretion beginning on January 15, 2011 on such Security in an amount that is calculated so that when the amount of the Principal Accretion is combined with the 2.00% cash interest payable on such Security from January 15, 2011 until Maturity, the resulting yield to Maturity on such Security is 4.875% per year (calculated on a semi-annual bond equivalent basis using a 360-day year comprised of twelve 30 day months). For purposes of clarity, the Principal Accretion for every $1,000 of Principal Amount at Issuance of the Securities on the dates listed below is set forth below (and the Principal Accretion between the dates listed below will include an additional amount reflecting the additional Principal Accretion that has accrued on such Securities since the immediately preceding date on the table).

Accrued Principal Accretion per $1,000 Note
May 20, 2003 to January 15, 2011	$0.00
July 15, 2011	14.38
January 15, 2012	29.10
July 15, 2012	44.18
January 15, 2013	59.64
July 15, 2013	75.47
January 15, 2014	91.68
July 15, 2014	108.29
January 15, 2015	125.30
July 15, 2015	142.73
January 15, 2016	160.59
July 15, 2016	178.88
January 15, 2017	197.61
July 15, 2017	216.80
January 15, 2018	236.46
July 15, 2018	256.60

        "Principal Amount at Issuance" of a Security means the initial issue price of the Security as set forth on the face of the Security.

        "Prospectus" means the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

        "Redemption Date" when used with respect to any Security to be redeemed pursuant to any provision in this Indenture means the date fixed for such redemption by or pursuant to this Indenture.

        "Redemption Price" when used with respect to any Security to be redeemed pursuant to any provision in this Indenture means the price at which it is to be redeemed pursuant to this Indenture.

        "Registration Rights Agreement" means the Registration Rights Agreement, dated as of May 20, 2003, between the Company and the Initial Purchasers, as amended from time to time.

        "Registration Statement" means any registration statement of the Company which covers any of the Securities pursuant to the provisions of the Registration Rights Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

        "Regular Record Date" for the interest payable on any Interest Payment Date means the 15th day (whether or not a Business Day) next preceding such Interest Payment Date.

        "Regulation S" means Regulation S under the Securities Act.

        "Regulation S Global Securities" means one or more permanent Global Securities in registered form representing the aggregate principal amount of Securities sold in reliance on Regulation S under the Securities Act.

        "Responsible Officer" when used with respect to the Trustee means any officer assigned to the Corporate Trust Office or the agent of the Trustee appointed hereunder, including any vice president, assistant vice president, assistant secretary, or any other officer or assistant officer of the Trustee or the agent of the Trustee appointed hereunder to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

        "Restricted Securities Legend" means a legend substantially in the form of the legend required in the form of Security set forth in Section 202 to be placed upon a Restricted Security.

        "Restricted Securities Transfer Certificate" means a certificate substantially in the form set forth in Exhibit A.

        "Restricted Security" means each Security required pursuant to Section 306 to bear a Restricted Securities Legend.

        "Rule 144A" means Rule 144A under the Securities Act.

        "Rule 144A Global Securities" means one or more permanent Global Securities in registered form representing the aggregate principal amount of Securities sold in reliance on Rule 144A under the Securities Act.

        "Rule 144A Information" shall be such information with respect to the Company as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

        "Sale Price" of the shares of Common Stock on any date means:

          (1)   if the shares of Common Stock are listed on a United States national or regional securities exchange, the closing per share sale price of Common Stock (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which the shares of Common Stock are traded, or

          (2)   if the shares of Common Stock are reported by the Nasdaq National Market, as reported by the National Association of Securities Dealers Automated Quotation System or its successors.

        If the Common Stock is not listed for trading on a United States national or regional security exchange and not reported by the Nasdaq National Market on the relevant date, the "Sale Price" will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Common Stock is not so quoted, the "Sale Price" will be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. If no Sale Price is available as described above, the Sale Price will be the value of a share of Common Stock as determined by the Board of Directors (which shall be evidenced by an Officer's Certificate delivered to the Initial Purchasers at closing).

        "S&P" means Standard & Poor's Ratings Services, or any successor rating agency.

        "Securities" has the meaning specified in the Recitals.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Security Price" on any date of determination means the average of the secondary market bid quotations for Securities obtained by the Company or the Bid Solicitation Agent for $5,000,000 Principal Amount at Issuance of the Securities at approximately 4:00 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company, provided that if at least three such bids cannot reasonably be obtained by the Company or the Bid Solicitation Agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Company or the Bid Solicitation Agent, such bid shall be used. If the Company or the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 Principal Amount at Issuance of the Securities from a nationally recognized securities dealer or if, in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities, then the Security Price will equal (a) the then-applicable Conversion Rate of the Securities multiplied by (b) the Sale Price of the Common Stock on such determination date.

        "Security Register" and "Security Registrar" have the respective meanings specified in Section 306.

        "Senior Indebtedness" means the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law whether or not allowable as a claim in such proceeding) on any Indebtedness of the Company (other than as otherwise provided in this definition), whether outstanding on the date of this Indenture or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include (i) the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law whether or not allowable as a claim in such proceeding) and all other obligations of every nature of the Company from time to time owed to the lenders (or their agent) under the Bank Credit Agreement; provided, however, that any Indebtedness under any refinancing, refunding or replacement of the Bank Credit Agreement shall not constitute Senior Indebtedness to the extent that the Indebtedness thereunder is by its express terms subordinate to any other Indebtedness of the Company, (ii) Indebtedness outstanding under the Founders' Notes and (iii) Indebtedness under Interest Rate Agreements. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (i) Indebtedness evidenced by the Securities, (ii) Indebtedness that is subordinate or junior in right of payment to any Indebtedness of the Company, (iii) Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 of the United States Code, is without recourse to the Company, (iv) Indebtedness which is represented by Disqualified Equity Interests, (v) any liability for foreign, federal, state, local or other taxes owed or owing by the Company to the extent such liability constitutes Indebtedness, (vi) Indebtedness of the Company to a Subsidiary or any other Affiliate of the Company or any of such Affiliate's subsidiaries, (vii) that portion of any Indebtedness which at the time of issuance is issued in violation of this Indenture, and (viii) Indebtedness owed by the Company for compensation to employees or for services.

        "Shelf Registration Statement" means a "shelf" registration statement of the Company pursuant to the Registration Rights Agreement, which covers all or a portion of the Registrable Securities (as defined in the Registration Rights Agreement) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

        "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 309.

        "Stated Maturity" when used with respect to any Indebtedness or any installment of interest thereon, means the date specified in such Indebtedness as the fixed date on which the principal (or Accreted Principal Price, if applicable) of such Indebtedness or such installment of interest (including Contingent Cash Interest and Additional Interest) is due and payable.

        "Subsidiary" means any Person a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For purposes of each of Article V herein, the definition of "Indebtedness," the definition of "Capital Lease Obligation" and the definition of "Wholly-Owned Subsidiary," the word "Subsidiary" shall exclude any Subsidiary which is an "Unrestricted Subsidiary" as defined in the Bank Credit Agreement, in the indenture, dated as of March 14, 2002, among the Company, the guarantors named therein, and Wachovia Bank, National Association, as trustee, as amended or supplemented from time to time (the "2002 Indenture"), in the indenture, dated as of December 10, 2001, among the Company, the guarantors named therein, and Wachovia Bank, National Association, as trustee, as amended or supplemented from time to time (the "2001 Indenture"), or in any other Indebtedness of the Company which has a similar definitional concept. If each of the Bank Credit Agreement, the 2002 Indenture, the 2001 Indenture and such other Indebtedness are terminated in accordance with their terms, then the preceding sentence shall be of no force and effect during such time that all such Indebtedness is terminated.

        "Successor Security" of any particular Security means every Security issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Security. For the purposes of this definition, any Security authenticated and delivered under Section 308 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

        "Temporary Cash Investments" means (i) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (ii) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution (including the Trustee) that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500,000,000, whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, (iii) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) (including the Trustee) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P and (iv) any money market deposit accounts issued or offered by a domestic commercial bank (including the Trustee) having capital and surplus in excess of $500,000,000.

        "Trading Day" means a day on which the Common Stock: (i) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market as of the close of business, and (ii) had traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

        "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

        "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

        "Voting Stock" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

        "Wholly-Owned Subsidiary" means a Subsidiary all the Equity Interests of which are owned by the Company or another Wholly-Owned Subsidiary.

        Section 102.    Other Definitions.

Term	Defined in Section
"Act"	105
"Additional Interest"	202
"Agent Members"	305	(a)
"Combined Amount"	406	(d)
"Comparable Yield"	1702
"Contingent Cash Interest Payment Date"	1602
"Contingent Cash Interest Period"	1601
"Conversion Date"	402
"Conversion Trigger Price"	401	(a)
"current market price per share"	406	(g)
"Defaulted Interest"	309
"Determination Date"	406	(d)
"Expiration Date"	406	(e)
"Expiration Time"	406	(e)
"Fundamental Change Repurchase Date"	1401	(a)
"Fundamental Change Repurchase Notice"	1401	(c)
"Fundamental Change Repurchase Price"	1401
"Initial Blockage Period"	1203	(b)
"Optional Repurchase Date"	1501
"Optional Repurchase Notice"	1501
"Optional Repurchase Price"	1501
"Payment Blockage Period"	1203
"Physical Securities"	305
"Projected Payment Schedule"	1502
"Purchased Shares"	406	(c)

"Required Filing Dates"	1008
"Restricted Period"	201
"Senior Representative"	1203
"Surviving Entity"	801	(a)
"tender offer"	406	(f)
"tendered shares"	406	(f)
"Triggering Distribution"	406	(d)

        Section 103.    Compliance Certificates and Opinions.

        Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company and any other obligor on the Securities shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents, certificates and/or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

        Every certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (a)   a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (b)   a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c)   a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d)   a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

        Section 104.    Form of Documents Delivered to Trustee.

        In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

        Any certificate or opinion of an officer of the Company or other obligor of the Securities may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or other obligor of the Securities stating that the information with respect to such factual matters is in the possession of the Company or other obligor of the Securities, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Opinions of Counsel required to be delivered to the Trustee may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Company or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.

        Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

        Section 105.    Acts of Holders.

        (a)   Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments (which may take the form of an electronic writing or messaging or otherwise be in accordance with customary procedures of the Depositary or the Trustee) of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing (which may be in electronic form); and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture, if made in the manner provided in this Section. The fact and date of the execution by any person of any such instrument or writing or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient in accordance with such reasonable rules as the Trustee may determine.

        (b)   The ownership of Securities shall be proved by the Security Register.

        (c)   Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security or the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

        (d)   If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding Trust Indenture Act Section 316(c), any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed.

        In the absence of any such record date fixed by the Company, regardless as to whether a solicitation of the Holders is occurring on behalf of the Company or any Holder, the Trustee may, at its option, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Trustee shall have no obligation to do so. Any such record date shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than a date such solicitation is completed.

        If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of Securities then Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Securities then Outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

        Section 106.    Notices, etc., to Trustee and the Company.

        Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

          (a)   the Trustee by any Holder or by the Company or any other obligor of the Securities or a Senior Representative (as defined in Section 1203(b) herein) or holder of Senior Indebtedness shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to or with the Trustee at the Corporate Trust Office, Attention: Corporate Trust Division, or at any other address previously furnished in writing to the Holders, the Company, any other obligor of the Securities or a Senior Representative or holder of Senior Indebtedness by the Trustee; or

          (b)   the Company shall be sufficient for every purpose (except as provided in Section 501(c)) hereunder if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to the Company addressed to it at Sinclair Broadcast Group, Inc., 10706 Beaver Dam Road, Hunt Valley, Maryland 21030, Attention: President, or at any other address previously furnished in writing to the Trustee by the Company.

        Section 107.    Notice to Holders; Waiver.

        Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

        In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

        Section 108.    Conflict with Trust Indenture Act.

        If any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, the provision or requirement of the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

        Section 109.    Effect of Headings and Table of Contents.

        The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

        Section 110.    Successors and Assigns.

        All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

        Section 111.    Separability Clause.

        In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        Section 112.    Benefits of Indenture.

        Nothing in this Indenture or in the Securities, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent, the Holders and the holders of Senior Indebtedness) any benefit or any legal or equitable right, remedy or claim under this Indenture.

        Section 113.    Governing Law.

        THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF).

        Section 114.    Legal Holidays.

        In any case where any Interest Payment Date, Redemption Date or Stated Maturity or other payment date of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal or premium, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity or other payment date, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity, or other payment date to the next succeeding Business Day.

        Section 115.    Schedules and Exhibits.

        All schedules and exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

        Section 116.    Counterparts.

        This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

ARTICLE TWO

SECURITY FORMS

        Section 201.    Forms Generally.

        The Securities and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, any organizational document or governing instrument or applicable law or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

        The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

        Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more Rule 144A Global Securities, substantially in the form set forth in Section 202, deposited upon issuance with the Trustee, as custodian for the Depositary, registered in the name of the Depositary or its nominee, in each case for credit to an account of a direct or indirect participant of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Rule 144A Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

        Securities offered and sold in reliance on Regulation S shall be issued in the form of one or more Regulation S Global Securities, substantially in the form set forth in Section 202, deposited upon issuance with the Trustee, as custodian for the Depositary, registered in the name of the Depositary or its nominee, in each case for credit by the Depositary to an account of a direct or indirect participant of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided; provided, however, that upon such deposit through and including the end of the applicable "distribution compliance period" identified in Regulation S under the Securities Act which shall in no event be longer than one year (the "Restricted Period"), all such Securities shall be credited to or through accounts maintained at the Depositary by or on behalf of Euroclear or Clearstream unless exchanged for interests in the Rule 144A Global Securities in accordance with the transfer and certification requirements described below. The aggregate principal amount of the Regulation S Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

        The terms and provisions contained in the form of Securities set forth in Sections 202 through 205 shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the

Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

        Section 202.    Form of Face of Security.

        (a)   The form of the face of any Security authenticated and delivered hereunder shall be substantially as follows.

        All Securities which are Global Securities must contain the Global Securities legend provided below. Unless and until a Security is sold under an effective Registration Statement pursuant to the Registration Rights Agreement, then each Security shall bear the legend for Restricted Securities provided below on the face thereof. In addition, all Securities must contain the tax legend identified below.

SINCLAIR BROADCAST GROUP, INC.

CONVERTIBLE SENIOR SUBORDINATED NOTE DUE 2018

        [If the Security is a Global Security, insert the following legend]—THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        [If this Security is a Restricted Security insert the following legend (the "Restricted Securities Legend")] THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATED PERSON OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) UNLESS SUCH OFFER, SALE OR OTHER

TRANSFER IS (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON THE HOLDER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (A)(2), (A)(3) OR (A)(7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, SUBJECT TO A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY BEING COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE THEN HOLDER OF THIS SECURITY AFTER THE RESALE RESTRICTION TERMINATION DATE.

        [All Securities must include the following tax legend]    THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT, FOR PURPOSES OF SECTIONS 1271, 1272, 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND IS SUBJECT TO THE CONTINGENT PAYMENT DEBT INSTRUMENT REGULATIONS OF TREASURY REGULATION SECTION 1.1275-4. THE ISSUE PRICE OF THIS NOTE WAS $1,000 PER NOTE WITH A PRINCIPAL AMOUNT OF $1,000 AT ISSUANCE; THE ISSUE DATE IS MAY 20, 2003; THE COMPARABLE YIELD IS 9.25% PER ANNUM, COMPOUNDED SEMIANNUALLY; THE PROJECTED PAYMENT SCHEDULE IS ATTACHED AS ANNEX 1 TO THE INDENTURE; AND THE TOTAL AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $2,197.59 PER NOTE WITH A PRINCIPAL AMOUNT OF $1,000 AT ISSUANCE, BASED ON THE PROJECTED PAYMENT SCHEDULE AND DETERMINED WITHOUT TAKING INTO ACCOUNT ANY ADJUSTMENTS PURSUANT TO TREASURY REGULATION SECTION 1.1275-4(b).

SINCLAIR BROADCAST GROUP, INC.

CONVERTIBLE SENIOR SUBORDINATED NOTE DUE 2018

Cusip No.:

No:	$

        SINCLAIR BROADCAST GROUP, INC., a corporation duly existing and qualified under the laws of the State of Maryland (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                        , or registered assigns, on July 15, 2018, the Accreted Principal Price of this Security on such date, plus accrued and unpaid interest through such date, unless earlier converted, redeemed or repurchased. For the sake of clarity, the Accreted Principal Price of this Security on July 15, 2018 will be $1,256.60 for every $1,000 of Principal Amount at Issuance of this Security, and a Security with a Principal Amount at Issuance of $125,000,000 would have an Accreted Principal Price on July 15, 2018 of $157,075,000. The Principal Amount at Issuance of this Security is $                        . The Principal Amount at Issuance will accrete in accordance with the terms of the Indenture.

        In addition, for value received, the Company hereby promises to pay to                        , or registered assigns, (i) from May 20, 2003, or from the most recent Interest Payment Date to which interest has been paid or provided for, to, but not including January 15, 2011, cash interest at an annual rate of 4.875% of the Principal Amount at Issuance and (ii) from January 15, 2011, or from the most recent Interest Payment Date following January 15, 2011 to which interest has been paid or provided for, to, but not including, the date on which the Accreted Principal Price of this Security is paid or made available for payment, cash interest at an annual rate of 2.00% of the Principal Amount at Issuance. Such cash interest on this Security is payable semi-annually in arrears on January 15 and July 15 in each year, with the first Interest Payment Date being July 15, 2003, and will be computed on the basis of a 360-day year comprised of twelve 30-day months. Each payment of cash interest on this Security will include interest accrued through the day before the applicable Interest Payment Date (or Optional Repurchase Date, Fundamental Change Repurchase Date, Redemption Date or, in certain circumstances, Conversion Date, as the case may be).

        The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment, which shall be the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such Defaulted Interest at the interest rate borne by the Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

        Subject to the conditions of the Indenture and the accrual and record date provisions specified below, the Company shall pay additional interest ("Contingent Cash Interest") to the Holders during any six-month period from January 15 to July 14 and from July 15 to January 14, commencing with the six-month period beginning January 15, 2011, if the average Security Price for the five Trading Days in the Five-Trading-Day Measurement Period with respect to such six month period equals 120% or more of the Accreted Principal Price of such Securities to, but excluding, the day immediately preceding the first day of the relevant six month period. Contingent Cash Interest will be paid only in cash.

        Contingent Cash Interest, if any, will accrue from January 15 or July 15, as applicable, and will be payable on the last day of the applicable six month period. Contingent Cash Interest will be paid to the Person in whose name a Security is registered on the next preceding Regular Record Date on which Contingent Cash Interest is payable.

        The amount of Contingent Cash Interest payable per Security in respect of any six-month period will equal 0.375% per annum of the average Security Price for the Five-Trading-Day Measurement Period.

        The Holder of this Security is entitled to the benefits of the Registration Rights Agreement, dated as of May 20, 2003, between the Company and the Initial Purchasers, including the provisions contained therein regarding the payment of Additional Interest (as defined therein). Any Additional Interest due pursuant to the Registration Rights Agreement will be payable in cash on the Interest Payment Dates related to the Securities. The Additional Interest will be determined by multiplying the applicable Additional Interest rate by the Accreted Principal Price of the Securities, multiplied by a fraction the numerator of which is the number of days such Additional Interest rate was applicable during the period, and the denominator of which is 360.

        Payment of the principal of, premium, if any, Accreted Principal Price, and interest on this Security will be made at the office or agency of the Company maintained for that purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company interest may be paid (i) by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register or (ii) by wire transfer in immediately available funds to an account specified (not later than one Business Day prior to the applicable Interest Payment Date) by the Holder thereof. If any of the Securities are held by the Depositary, payments of interest to the Depositary may be made by wire transfer to the Depositary.

        Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        All references in this Security or in the Indenture to "interest" or "accrued and unpaid interest" shall be deemed to include, to the extent applicable, a reference to Additional Interest and Contingent Cash Interest.

        Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the Indenture by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officers.

Dated: May 20, 2003	SINCLAIR BROADCAST GROUP, INC.
By:
Attest:
Secretary

        Section 203.    Form of Reverse of Securities.

        The form of the reverse of the Securities shall be substantially as follows:

SINCLAIR BROADCAST GROUP, INC.

CONVERTIBLE SENIOR SUBORDINATED NOTE DUE 2018

1.    Indenture.

        This Security is one of a duly authorized issue of Securities of the Company designated as its Convertible Senior Subordinated Notes due 2018 (herein called the "Securities"), limited in Principal Amount at Issuance to $125,000,000 ($150,000,000 if the joint book-running managers in connection with the initial sale of the Securities exercise their overallotment option in full) which may be issued under an indenture (herein called the "Indenture"), dated as of May 20, 2003, between the Company and Wachovia Bank, National Association, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

2.    Ranking.

        The Indebtedness evidenced by this Security constitutes unsecured senior subordinated Indebtedness of the Company and, to the extent and in the manner provided in the Indenture, is subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness in cash or cash equivalents or in any other form as acceptable to the holders of Senior Indebtedness, whether outstanding on the date of the Indenture or thereafter, and this Security is issued subject to such provisions. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee his attorney-in-fact for such purpose. Under the circumstances described in the Indenture, the Indebtedness evidenced by this Security will become unsecured Senior Indebtedness of the Company and the subordination provisions described above will not be applicable.

3.    Redemption at the Option of the Company.

        No sinking fund is provided for the Securities. The Securities are subject to redemption for cash in whole or from time to time in part on or after January 15, 2011, at the option of the Company, on not less than 30 nor more than 60 days' prior notice by first-class mail at a redemption price equal to the Accreted Principal Price of the Security so redeemed plus accrued and unpaid cash interest (including Contingent Cash Interest and Additional Interest), if any, to but excluding the Redemption Date. The Redemption Prices on January 15, 2011 and on each subsequent July 15 and January 15 thereafter prior to July 15, 2018 and on July 15, 2018 are set forth in the table below. In addition to the Redemption Prices set forth on such table, the Redemption Price on any Redemption Date that falls between the dates listed would be the Accreted Principal Price as of such Redemption Date plus accrued and unpaid cash interest (including Contingent Cash Interest and Additional Interest) to but excluding the Redemption Date (subject to the right of Holders of record on relevant Interest Payment Dates to receive interest due on an Interest Payment Date) that has accrued on a Security since the immediately preceding date on which interest was paid.

	(1)	(2)	(3)
	Principal Amount at Issuance	Accrued Principal Accretion	Accreted Principal Price (1)+(2)
Redemption Date
January 15, 2011	$1,000.00	$0.00	$1,000.00
July 15, 2011	1,000.00	14.38	1,014.38
January 15, 2012	1,000.00	29.10	1,029.10
July 15, 2012	1,000.00	44.18	1,044.18
January 15, 2013	1,000.00	59.64	1,059.64
July 15, 2013	1,000.00	75.47	1,075.47
January 15, 2014	1,000.00	91.68	1,091.68
July 15, 2014	1,000.00	108.29	1,108.29
January 15, 2015	1,000.00	125.30	1,125.30
July 15, 2015	1,000.00	142.73	1,142.73
January 15, 2016	1,000.00	160.59	1,160.59
July 15, 2016	1,000.00	178.88	1,178.88
January 15, 2017	1,000.00	197.61	1,197.61
July 15, 2017	1,000.00	216.80	1,216.80
January 15, 2018	1,000.00	236.46	1,236.46
July 15, 2018	1,000.00	256.60	1,256.60

        If less than all of the Securities are to be redeemed, the Trustee shall select the Securities or portions thereof to be redeemed by lot, or in its discretion, on a pro rata basis or by any other method the Trustee shall deem fair and reasonable. If any Security is to be redeemed in part only, a new Security in Principal Amount at Issuance equal to the unredeemed portion of Principal Amount at Issuance will be issued. If a portion of a Holder's Securities is selected for partial redemption and such Holder converts a portion of its Securities, the converted portion will be deemed to be of the portion selected for redemption.

        In the case of any redemption of Securities, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities of record as of the close of business on the relevant record date referred to on the face hereof. Securities (or portions thereof) whose redemption and payment is made in accordance with the Indenture shall cease to bear interest from and after the date of redemption.

4.    Purchase by the Company at the Option of the Holder.

        Each Holder may require the Company to repurchase for cash on January 15, 2011 all or a portion of such Holder's Securities, at a purchase price in cash equal to 100% of the Principal Amount at Issuance plus any accrued and unpaid cash interest (including Contingent Cash Interest and Additional Interest) to but excluding the Optional Repurchase Date.

        In addition, upon the occurrence of a Fundamental Change, each Holder may require the Company to repurchase for cash all or a portion of such Holder's Securities, at a purchase price in cash equal to the Accreted Principal Price on the date of repurchase plus any accrued and unpaid cash interest (including Contingent Cash Interest and Additional Interest), if any, to, but excluding, the date of repurchase. Securities submitted for repurchase must have a Principal Amount at Issuance equal to $1,000 or multiples of $1,000.

        Holders have the right to withdraw any Optional Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

        In the event of a repurchase of this Security in part only, a new Security or Securities for the unrepurchased portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

5.    Conversion.

        Under the circumstances provided for in, and subject to compliance with the provisions of, the Indenture, a Holder of a Security may, at such Holder's option, convert such Security (or any portion thereof equal to $1,000 Principal Amount at Issuance or any multiple of $1,000 in excess thereof) into shares of Common Stock at the Conversion Rate in effect at the time of conversion (or at such other rate provided in the Indenture with respect to conversion upon satisfaction of Security Price conditions); provided, however, that if the Security is called for redemption pursuant to Article Eleven of the Indenture or is submitted or presented for repurchase pursuant to Articles Fourteen or Fifteen of the Indenture, the conversion right will terminate (if the Holder has not previously elected to convert the Security) at the close of business on the second Business Day immediately preceding the Redemption Date, Optional Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, for such Security or such earlier date as the Holder presents such Security for redemption or purchase (unless the Company shall default in paying the Redemption Price, Optional Repurchase Price or Fundamental Change Repurchase Price, as the case may be, when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed or purchased, as the case may be).

        The Company will notify Holders of any event triggering the right to convert the Security as specified above in accordance with the Indenture.

        A Security in respect of which a Holder has delivered an Optional Repurchase Notice or a Fundamental Change Repurchase Notice exercising the option of such Holder to require the Company to repurchase such Security may be converted only if such notice is withdrawn in accordance with the terms of the Indenture.

        The initial Conversion Rate is 44.7015 shares of Common Stock per $1,000 Principal Amount at Issuance (with no effect given to any accretion of such amount from and after January 15, 2011), subject to adjustment under certain circumstances. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the Sale Price of the Common Stock on the Trading Day immediately prior to the Conversion Date.

        To convert a Security, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to a Conversion Agent, (b) surrender the Security to a Conversion

Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (d) pay any transfer or similar tax, if required. The Conversion Agent may assume without independent verification that any Holder that delivers a conversion notice is entitled to convert this Security.

6.    Calculations.

        The Company will be responsible for making all calculations called for under this Security. These calculations include, but are not limited to, determinations of accrued interest, including Contingent Cash Interest and Additional Interest, the Redemption Price, the Conversion Rate, the Optional Repurchase Price, the Fundamental Change Repurchase Price, the Security Price, the Sale Price of the Company's Common Stock and other calculations related to a Holder's conversion rights. The Company will make these calculations in good faith and, absent manifest error, the calculations will be final and binding on any Holder of this Security. The Company will provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent is entitled to rely upon the accuracy of such calculations without independent verification. The Trustee may forward the Company's calculations to any Holder of this Security upon request.

7.    Events of Default.

        If an Event of Default shall occur and be continuing, the principal amount of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

8.    Transfer; Exchange; Registration.

        If this Security is in certificated form, then as provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same Principal Amount at Issuance, will be issued to the designated transferee or transferees.

        The Securities are issuable only in registered form without coupons in denominations of $1,000 of the Principal Amount at Issuance and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate Principal Amount at Issuance of a different authorized denomination, as requested by the Holder surrendering the same.

        No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to and at the time of due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes (subject to provisions with respect to record dates for the payment of interest), whether or not this Security is overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

        If this Security is a Global Security, except as described below, it is not exchangeable for a Security or Securities in certificated form. The Securities will be delivered in certificated form if (i) the Depositary ceases to be registered as a clearing agency under the Exchange Act or is no longer willing or able to provide securities depository services with respect to the Securities and the successor depositary is not appointed by the Company within 90 days, (ii) the Company so determines or

(iii) there shall have occurred an Event of Default or an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default with respect to the Securities represented by such Global Security and such Event of Default or event continues for a period of 90 days. Upon any such issuance, the Trustee is required to register such certificated Security in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof).

        At any time when the Company is not subject to Sections 13 or 15(d) of the Exchange Act, upon the written request of a Holder of a Security, the Company will promptly furnish or cause to be furnished Rule 144A Information to such Holder or to a prospective purchaser of such Security who such Holder informs the Company is reasonably believed to be a qualified institutional buyer (as defined in Rule 144A), as the case may be, in order to permit compliance by such Holder with Rule 144A under the Securities Act.

9.    Amendment.

        The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a specified percentage of the Principal Amount at Issuance of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages of the Principal Amount at Issuance of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

10.    No Impairment of Obligations.

        No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company or any other obligor upon the Securities (in the event such other obligor is obligated to make payments in respect of the Securities), which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed, subject to the subordination provisions of the Indenture.

11.    Governing Law.

        THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF).

12.    Defined Terms.

        All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

OPTION OF HOLDER TO ELECT PURCHASE

        If you wish to have this Security purchased by the Company pursuant to Article Fourteen (Fundamental Change Repurchase Notice) or Article Fifteen (Optional Repurchase Notice), as applicable, of the Indenture, check the Box: Article Fourteen ☐    Article Fifteen ☐.

        If you wish to have a portion of this Security purchased by the Company pursuant to Article Fourteen or Article Fifteen, as applicable, of the Indenture, state the amount (in Principal Amount at Issuance): $______________.

        If certificated, the certificate numbers of the Securities to be delivered for repurchase are ___________ ___.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Security)
Signature Guarantee:

[Signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15]

CONVERSION NOTICE

        To convert this Security into Common Stock of the Company, check the box: ☐

        To convert only part of this Security, state the Principal Amount at Issuance to be converted (which must be $1,000 or an integral multiple of $1,000): ______________

        If you want the stock certificate made out in another person's name, fill in the form below:

(insert other person's name)
(insert other person's social security or tax identification number)

(insert other person's address and zip code)
Date:
Signature:
Signature Guarantee:

[Signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15]

        Section 204.    Additional Provisions Required in Global Security.

        Any Global Security issued hereunder shall, in addition to the provisions contained in Sections 202 and 203, bear a legend in substantially the following form:

        THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

        If The Depository Trust Company is acting as the Depositary, insert—UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR

TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        Section 205.    Form of Trustee's Certificate of Authentication.

        The Trustee's certificate of authentication shall be included on the Securities and shall be substantially in the form as follows:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

        This is one of the Securities referred to in the within-mentioned Indenture.

WACHOVIA BANK, NATIONAL ASSOCIATION, As Trustee
By:	Authorized Signatory

ARTICLE THREE

THE SECURITIES

        Section 301.    Title and Terms.

        The initial Principal Amount at Issuance of Securities which will be authenticated and delivered under this Indenture is $125,000,000 (which may be increased to $150,000,000 if the joint book-running managers in connection with the initial sale of the Securities exercise their over-allotment option in full), except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 303, 304, 305, 306, 307, 308, 906, Article Eleven, Article Fourteen or Article Fifteen.

        The Securities shall be known and designated as the "Convertible Senior Subordinated Notes due 2018" of the Company. The Stated Maturity of the Securities shall be July 15, 2018. On July 15, 2018, the Company shall pay to the Holder of the Securities the Accreted Principal Price of the Securities held by such Holder. The Securities shall bear (i) from May 20, 2003, or from the most recent Interest Payment Date to which interest has been paid or provided for, to, but not including January 15, 2011, cash interest at an annual rate of 4.875% of the Principal Amount at Issuance and (ii) from January 15, 2011, or from the most recent Interest Payment Date following January 15, 2011 to which interest has been paid or provided for, to, but not including the date on which the Principal Amount at Issuance of the Securities is paid or made available for payment, cash interest at an annual rate of 2.00% of the Principal Amount at Issuance. Such cash interest on the Securities is payable semi-annually in arrears on January 15 and July 15 in each year, with the first Interest Payment Date being July 15, 2003, and will be computed on the basis of a 360-day year comprised of twelve 30-day months. Each payment of cash interest on this Security will include interest accrued through the day before the applicable Interest Payment Date (or Optional Repurchase Date, Fundamental Change Repurchase Date, Redemption Date or, in certain circumstances, Conversion Date, as the case may be). References to interest in this Indenture include any Contingent Cash Interest and Additional Interest which is then payable.

        Accretion on the Principal Amount at Issuance of the Securities will begin on January 15, 2011. The calculation of such Principal Accretion will be on a semi-annual bond equivalent basis using a 360-day year comprised of twelve 30-day months and the Accreted Principal Price of a Security will accrete in an amount so that when the amount of Principal Accretion is combined with the cash interest payable on the Securities, the yield to Maturity of the Securities will be 4.875%, as specified in the definition of "Principal Accretion" herein.

        Any Contingent Cash Interest payable hereunder, and any Additional Interest payable pursuant to the Registration Rights Agreement, will be deemed to be interest for purposes of this Indenture.

        The principal of, premium, if any, Accreted Principal Price, and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose; provided, however, that at the option of the Company interest may be paid (i) by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Security Register or (ii) by wire transfer in immediately available funds to an account specified (not later than one Business Day prior to the applicable Interest Payment Date) by the Holder thereof. If any of the Securities are held by the Depositary, payments of interest may be made by wire transfer to the Depositary. The Trustee is hereby initially designated as the Paying Agent under this Indenture.

        The Securities shall be convertible into Common Stock of the Company subject to the terms of and to the extent described in Article Four.

        The Securities shall be redeemable as provided in Article Eleven.

        The Securities shall be repurchased, at the option of the Holder, upon a Fundamental Change as provided in Article Fourteen of this Indenture or upon the Optional Repurchase Date as provided in Article Fifteen of this Indenture.

        The Securities shall be subordinated in right of payment to Senior Indebtedness as provided in Article Twelve.

        Section 302.    Denominations.

        The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 of the Principal Amount at Issuance and any integral multiple thereof.

        Section 303.    Execution, Authentication, Delivery and Dating.

        The Securities shall be executed on behalf of the Company by one of its Chairman of the Board, its President or one of its Vice Presidents attested by its Secretary or one of its Assistant Secretaries. The signature of any officer on the Securities may be manual or facsimile.

        Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices on the date of such Securities.

        At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as provided in this Indenture and not otherwise.

        Each Security shall be dated the date of its authentication.

        No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual or facsimile signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

        In case the Company, pursuant to Article Eight, shall be consolidated, merged with or into any other Person or shall sell, assign, convey, transfer or lease substantially all of its properties and assets to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a sale, assignment, conveyance, transfer or lease as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Securities authenticated or delivered prior to such consolidation, merger, sale, assignment, conveyance, transfer or lease may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

        The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities on behalf of the Trustee. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Security Registrar or Paying Agent to deal with the Company and its Affiliates.

        Section 304.    Temporary Securities.

        Pending the preparation of definitive Securities, the Company may execute, and upon Company Order, the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

        After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

        Section 305.    Global Securities.

        (a)   Each Global Security initially shall (i) be registered in the name of the Depositary for such Global Security or the nominee of such Depositary, (ii) be deposited with, or on behalf of, the Depositary or with the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Sections 202(a) and 204; provided, however, the Securities are eligible to be in the form of a Global Security.

        Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

        (b)   Transfers of the Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 307. Under the circumstances described in clause (a) above, and in this clause (b) below, beneficial owners shall obtain physical securities in the form set forth in Sections 202, 203, 204 (if applicable) and 205 ("Physical Securities") in exchange for their beneficial interests in a Global Security in accordance with the Depositary's and the Securities Registrar's procedures. In connection with the execution, authentication and delivery of such Physical Securities, the Security Registrar shall reflect on its books and records a decrease in the principal amount of the Global Security equal to the principal amount of such Physical Securities and the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Securities having an equal aggregate principal amount. The Securities will be delivered in certificated form if (i) the Depositary ceases to be registered as a clearing agency under the Exchange Act or is not willing or no longer willing or able to provide securities depository services with respect to the Securities and a successor depositary is not appointed by the Company within 90 days, (ii) the Company, in its sole discretion, so determines or (iii) there shall have occurred an Event of Default or an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default with respect to the Securities represented by such Global Security and such Event of Default or event continues for a period of 90 days.

        (c)   In connection with any transfer of a portion of the beneficial interest in a Global Security pursuant to subsection (b) of this Section to beneficial owners who are required to hold Physical Securities, the Security Registrar shall reflect on its books and records the date and a decrease in the principal amount of a Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

        (d)   In connection with the transfer of the entire Global Security to beneficial owners pursuant to subsection (b) of this Section, a Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in a Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

        (e)   Any Physical Security delivered in exchange for an interest in Global Securities pursuant to subsection (c) or subsection (d) of this Section shall, except as otherwise provided in Section 307, bear the Restricted Securities Legend.

        (f)    The registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

        (g)   The Depositary or its nominee, as registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under this Indenture and the Securities, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Depositary's customary procedures. Accordingly, any such owner's beneficial interest in a Global Security will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members.

        Section 306.    Registration, Registration of Transfer and Exchange.

        The Company shall cause to be kept at the Corporate Trust Office of the Trustee, or such other office as the Trustee may designate, a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as the Security Registrar may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee or an agent thereof or of the Company shall initially be the "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

        Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 1002, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate principal amount.

        Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interest in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in the Securities shall be required to be reflected in a book entry.

        At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the

Company shall execute, and the Trustee shall authenticate and deliver, the Securities of the same series which the Holder making the exchange is entitled to receive.

        All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

        Every Security presented or surrendered for registration of transfer, or for exchange or redemption shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

        No service charge shall be made to a Holder for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 303, 304, 305, 306, 307, 308, 906 or Article Eleven, Article Fourteen or Article Fifteen not involving any transfer.

        The Company shall not be required (a) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business (i) 15 days before the date of selection of Securities for redemption under Section 1104 (which date of selection is the date on which the Company issued a notice of redemption) and ending at the close of business on the day of such selection or (ii) 15 days before an Interest Payment Date and ending on the close of business on the Interest Payment Date, (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of Securities being redeemed in part or (c) to exchange or register a transfer of any Securities surrendered for conversion or, if a portion of any Security is surrendered for conversion, the portion thereof surrendered for conversion.

        Every Restricted Security shall be subject to the restrictions on transfer provided in the legend required to be set forth on the face of each Restricted Security pursuant to Section 202(a), and the restrictions set forth in this Section 306, and the Holder of each Restricted Security, by such Holder's acceptance thereof (or interest therein), agrees to be bound by such restrictions on transfer.

        The restrictions imposed by this Section 306 upon the transferability of any particular Restricted Security shall cease and terminate on (a) the later of two years from their date of issuance or two years after the last date on which the Company or any Affiliate of the Company was the owner of such Restricted Security (or any predecessor of such Restricted Security) or (b) (if earlier) if and when such Restricted Security has been sold pursuant to an effective registration statement under the Securities Act or transferred pursuant to Rule 144 or under the Securities Act (or any successor provision), unless the Holder thereof is an affiliate of the Company within the meaning of Rule 144 (or such successor provisions). Any Restricted Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Restricted Security for exchange to the Security Registrar in accordance with the provision of this Section 306 (accompanied, in the event that such restrictions on transfer have terminated pursuant to Rule 144 (or any successor provision), by an Opinion of Counsel satisfactory to the Company and the Trustee, to the effect that the transfer of such Restricted Security has been made in compliance with Rule 144 (or any such successor provision)), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the Restricted Securities Legend. The Company shall inform the Trustee of the effective date of any Registration Statement registering the Securities under the Securities Act no later than two Business Days after such effective date.

        Except as provided in the preceding paragraph, any Security authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any Global Security, whether pursuant to this Section, Section 304, 308, 906 or 1108 or otherwise, shall also be a Global Security and bear the legend specified in Section 202(a).

        Section 307.    Special Transfer Provisions.

        Unless and until a Security is sold under an effective Registration Statement pursuant to the Registration Rights Agreement, the following provisions shall apply (except to the extent inconsistent with the Applicable Procedures):

          (a)   Transfers and Exchanges Between Rule 144A Global Securities and Regulation S Global Securities.

            (i)    Rule 144A Global Security to Regulation S Global Security.    If the owner of a beneficial interest in the Rule 144A Global Security wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Regulation S Global Security, such transfer may be effected only in accordance with the provisions of this paragraph and the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of (a) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Regulation S Global Security in a specified principal amount be credited to a specified Agent Member's account and that a beneficial interest in the Rule 144A Global Security in an equal principal amount be debited from another specified Agent Member's account and (b) a Regulation S Certificate in the form of Exhibit A hereto, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Rule 144A Global Security or his attorney duly authorized in writing, then the Trustee, as Security Registrar but subject to paragraph (iv) below, shall reduce the principal amount of the Rule 144A Global Security and increase the principal amount of the Regulation S Global Security by such specified principal amount.

            (ii)    Regulation S Global Security to Rule 144A Global Security.    If the owner of a beneficial interest in the Regulation S Global Security wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Rule 144A Global Security, such transfer may be effected only in accordance with this paragraph (ii) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of (a) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Rule 144A Global Security in a specified principal amount be credited to a specified Agent Member's account and that a beneficial interest in the Regulation S Global Security in an equal principal amount be debited from another specified Agent Member's account and (b) if such transfer is to occur during the Restricted Period, a Restricted Securities Certificate in the form of Exhibit B hereto, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Regulation S Global Security or his attorney duly authorized in writing, then the Trustee, as Security Registrar, shall reduce the principal amount of the Regulation S Global Security and increase the principal amount of the Rule 144A Global Security by such specified principal amount.

            (iii)    Exchanges between Global Securities and Non-Global Securities.    A beneficial interest in a Global Security may be exchanged for a Security that is not a Global Security as provided in Section 305(b), provided that, if such interest is a beneficial interest in the Rule 144A Global Security, or if such interest is a beneficial interest in the Regulation S Global Security and such exchange is to occur during the Restricted Period, then such interest shall bear the Restricted Securities Legend (subject in each case to Section 307(b)).

            (iv)    Regulation S Global Security to be Held Through Euroclear or Clearstream during Restricted Period.    The Company shall use its best efforts to cause the Depositary to ensure that, until the expiration of the Restricted Period, beneficial interests in the Regulation S

    Global Security may be held only in or through accounts maintained at the Depositary by Euroclear or Clearstream (or by Agent Members acting for the account thereof), and no person shall be entitled to effect any transfer or exchange that would result in any such interest being held otherwise than in or through such an account; provided that this paragraph (iv) shall not prohibit any transfer or exchange of such an interest in accordance with paragraph (ii) above. With respect to Securities initially issued pursuant to Regulation S, the Company must refuse to register any transfer of such Securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration

          (b)    Restricted Securities Legend.    Rule 144A Global Securities and their Successor Securities, Regulation S Global Securities and their Successor Securities and Physical Securities and their Successor Securities shall bear a Restricted Securities Legend, subject to the following:

              (i)  subject to the following clauses of this Section 307(b), a Security or any portion thereof which is exchanged, upon transfer or otherwise, for a Global Security or any portion thereof shall bear the Restricted Securities Legend borne by such Global Security while represented thereby;

             (ii)  subject to the following Clauses of this Section 307(b), a new Security which is not a Global Security and is issued in exchange for another Security (including a Global Security) or any portion thereof, upon transfer or otherwise, shall bear the Restricted Securities Legend borne by such other Security;

            (iii)  All Securities included on or sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act, together with their respective Successor Securities, shall not bear a Restricted Securities Legend (and in such event the Company shall exchange a Global Security which bears the Restricted Securities Legend, in whole or in part, for one or more Global Securities which do not have such rights;

            (iv)  at any time after the Securities may be freely transferred without registration under the Securities Act or without being subject to transfer restrictions pursuant to the Securities Act, a new Security which does not bear a Restricted Securities Legend may be issued in exchange for or in lieu of a Security (other than a Global Security) or any portion thereof which bears such a legend if the Trustee has received an Unrestricted Securities Certificate substantially in the form of Exhibit C hereto, satisfactory to the Trustee and duly executed by the Holder of such legended Security or his attorney duly authorized in writing, and after such date and receipt of such certificate, the Trustee shall authenticate and deliver such a new Security in exchange for or in lieu of such other Security as provided in this Article Three;

             (v)  a new Security which does not bear a Restricted Securities Legend may be issued in exchange for or in lieu of a Security (other than a Global Security) or any portion thereof which bears such a legend if, in the Company's judgment, placing such a legend upon such new Security is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee, at the direction of the Company, shall authenticate and deliver such a new Security as provided in this Article Three.

          (c)    Accredited Investors.    If any Holder wishes to transfer a beneficial interest in a Global Security (or an interest in a Physical Security) to another Person who is an institutional "accredited investor" in accordance with Regulation D under the Securities Act, or any such institutional "accredited investor" wishes to transfer a beneficial interest in a Global Security (or an interest in a Physical Security) to another Person in accordance with Rule 144A or Regulation S, any such transfer may be made in accordance with reasonable customary procedures utilized by the Depositary and the Trustee, and the Company and the Trustee shall be entitled to such certifications and documentation as they may require in order to satisfy themselves that any such transfer is in accordance with this Indenture and law.

          (d)    General.    By its acceptance of any Security bearing the Restricted Securities Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Restricted Securities Legend and agrees that it will transfer such Security only as provided in this Indenture.

        The Security Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 306 or this Section 307. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

        Section 308.    Mutilated, Destroyed, Lost and Stolen Securities.

        If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee, such security or indemnity, in each case, as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser or protected purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a replacement Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

        In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a replacement Security, pay such Security.

        Upon the issuance of any replacement Securities under this Section, the Company may require the payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

        Every replacement Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

        The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

        Section 309.    Payment of Interest; Interest Rights Preserved.

        Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest.

        Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date and interest on such defaulted interest at the then applicable interest rate borne by the Securities, to the extent lawful (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the

Regular Record Date; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Subsection (a) or (b) below:

          (a)   The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 30 days after such notice) of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Subsection provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company in writing of such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities are registered on such Special Record Date and shall no longer be payable pursuant to the following Subsection (b).

          (b)   The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this Subsection, such payment shall be deemed practicable by the Trustee.

        Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

        Section 310.    Persons Deemed Owners.

        The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 309) interest on such Security, for the purpose of conversion and for all other purposes whatsoever, including payment of any Redemption Price, Optional Redemption Price or Fundamental Change Repurchase Price, whether or not such Security is overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary. No holder of any beneficial interest in any Global Security held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Global Security, and such Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary (or its nominee) as Holder of any Security.

        Section 311.    Cancellation.

        All Securities surrendered for payment, purchase, redemption, conversion, registration of transfer or exchange shall be delivered to the Trustee (even if initially surrendered to a Person other than the Trustee) and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section or for any Securities that any Holder has converted pursuant to this Indenture, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be destroyed and certification of their destruction delivered to the Company unless by a Company Order the Company shall direct that the cancelled Securities be returned to it. The Trustee shall provide the Company a list of all Securities that have been cancelled from time to time as requested by the Company.

        Section 312.    Computation of Interest.

        Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

        Section 313.    CUSIP Numbers.

        The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

ARTICLE FOUR

CONVERSION

        Section 401.    Conversion Privilege.

        (a)   Subject to and upon compliance with the provisions of this Article, at the option of the Holder, any Security or any portion thereof which is an integral multiple of $1,000 of the Principal Amount at Issuance may be converted into duly authorized, fully paid and nonassessable shares of Common Stock if any of the conditions to conversion set forth in this Section 401 are satisfied. The number of shares of Common Stock issuable upon conversion of a Security (the "Conversion Rate") shall be determined at a Conversion Rate of 44.7015 shares of Common Stock per $1,000 of the Principal Amount at Issuance of the Securities, other than pursuant to Section 401(a)(ii), subject to the adjustments in Section 406.

        (i)    Conversion Upon Satisfaction of Common Stock Price Conditions    Any Holder may surrender all or any portion of his or her Securities for conversion into Common Stock (at the then applicable Conversion Rate) during any Calendar Quarter if, as of the last day of the preceding Calendar Quarter, the Sale Price of the Common Stock for at least 20 Trading Days in the 30 Trading Day period ending on the last day of such preceding Calendar Quarter exceeds the following percentage of the Accreted Conversion Price per Share of Common Stock on the last Trading Day of such preceding Calendar Quarter: (i) 120% until and including the Calendar Quarter ending March 31, 2011 and (ii) declining by 0.300% per Calendar Quarter thereafter to 111.0% for the period ended July 15, 2018 (the Sale Price of the Common Stock at or above which the Securities may be converted being referred to herein as the "Conversion Trigger Price").

        The table below shows the Conversion Trigger Price per share of Common Stock in respect of each Calendar Quarter during the life of the Securities based on the initial Conversion Rate, assuming that no events have occurred that would require an adjustment to the Conversion Rate.

Quarter	(1) Accreted Conversion Price Per Share	(2) Applicable Percentage	(3) Conversion Price Trigger (1) x (2)
On or before March 31, 2011	$22.37	120.0%	$26.84
Quarter ending June 30, 2011	22.50	119.7%	26.94
Quarter ending September 30, 2011	22.66	119.4	27.06
Quarter ending December 31, 2011	22.83	119.1%	27.19
Quarter ending March 31, 2012	22.99	118.8%	27.32
Quarter ending June 30, 2012	23.16	118.5%	27.45
Quarter ending September 30, 2012	23.33	118.2%	27.58
Quarter ending December 31, 2012	23.50	117.9%	27.71
Quarter ending March 31, 2013	23.67	117.6%	27.84
Quarter ending June 30, 2013	23.85	117.3%	27.98
Quarter ending September 30, 2013	24.03	117.0%	28.11
Quarter ending December 31, 2013	24.21	116.7%	28.25
Quarter ending March 31, 2014	24.39	116.4%	28.39
Quarter ending June 30, 2014	24.57	116.1%	28.53
Quarter ending September 30, 2014	24.76	115.8%	28.67
Quarter ending December 31, 2014	24.95	115.5%	28.82
Quarter ending March 31, 2015	25.14	115.2%	28.96
Quarter ending June 30, 2015	25.33	114.9%	29.11
Quarter ending September 30, 2015	25.53	114.6%	29.26
Quarter ending December 31, 2015	25.73	114.3%	29.41
Quarter ending March 31, 2016	25.93	114.0%	29.56
Quarter ending June 30, 2016	26.13	113.7%	29.71
Quarter ending September 30, 2016	26.34	113.4%	29.87
Quarter ending December 31, 2016	26.54	113.1%	30.02
Quarter ending March 31, 2017	26.76	112.8%	30.18
Quarter ending June 30, 2017	26.97	112.5%	30.34
Quarter ending September 30, 2017	27.18	112.2%	30.50
Quarter ending December 31, 2017	27.40	111.9%	30.66
Quarter ending March 31, 2018	27.62	111.6%	30.83
Quarter ending June 30, 2018	27.85	111.3%	30.99
Period ending July 15, 2018	28.07	111.0%	31.16

        (ii)    Conversion Upon Satisfaction of Security Price Conditions    Any Holder may surrender all or any portion of his or her Securities for conversion into Common Stock during the five consecutive Trading Day period following any 10 consecutive Trading Day period in which (A) the Security Price of the Securities for each Trading Day during such 10 day period was less than 105% of the Conversion Value for the Securities and (B) the Conversion Value for each Trading Day during such 10 day period was less than 90% of the Accreted Principal Price of the Securities; provided, however, that to the extent a Holder converts Securities pursuant to this provision, such Holder will receive a number of shares of Common Stock equal to the lesser of (A) the number of shares of Common Stock that the Holder would receive using a Conversion Rate equal to the Conversion Rate on the last Trading Day preceding the Conversion Date or (B) the number of shares of Common Stock equal to the Accreted Principal Price of the Securities being converted divided by the Sale Price of the Common Stock on the last Trading Day preceding the Conversion Date.

        (iii)    Conversion Upon Notice of Redemption    Any Holder may surrender all or any portion of his or her Securities for conversion into Common Stock at the then-applicable Conversion Rate if the Company has called the Securities for redemption, at any time prior to the close of business on the day that is two Business Days prior to the Redemption Date, even if the Securities are not otherwise convertible at that time. A Security for which a Holder has delivered an Optional Repurchase Notice or a Fundamental Change Repurchase Notice requiring the Company to purchase the Security may be surrendered for conversion only if such notice is withdrawn in accordance with this Indenture.

        (iv)    Conversion Upon a Credit Rating Event    Any Holder may surrender all or any portion of his or her Securities for conversion into Common Stock at any time at the then-applicable Conversion Rate, if the credit ratings assigned to the Securities by either Moody's or S&P are ever two notches (or more) less than the rating assigned to the Securities as of the Issue Date by either agency. For purposes of clarity, a credit rating will be deemed to have moved by two notches if, for example, it moves two notches within a category (e.g., BB+ to BB-).

        (v)    Conversion Upon Specified Corporate Transactions    Any Holder may surrender all or any portion of his or her Securities for conversion into Common Stock at any time at the then-applicable Conversion Rate if (A) the Company distributes to all holders of its shares of Common Stock rights or warrants entitling them (for a period expiring within 60 days of the record date for such distribution) to subscribe for or purchase shares of Common Stock, at a price per share less than the Sale Price of the Common Stock at the time of the announcement of such distribution, (B) the Company distributes to all holders of its shares of Common Stock, cash or other assets, debt securities or rights or warrants to purchase its securities (other than regular cash dividends or distributions paid in the ordinary course of business, whether annually or more often than annually, with a per share value (together with the per share value of all other regular ordinary course cash dividends paid pursuant to this exception during the past twelve months) of no more than 5% of the Sale Price of the Common Stock on the Trading Day preceding the declaration date for the distribution), which distribution (together with all other distributions covered by this clause (B) not triggering a conversion right during the preceding 12 months) has a per share value (as determined by the Board of Directors whose determination shall be conclusive and described in a Board Resolution) exceeding 5% of the Sale Price of the Common Stock on the Trading Day preceding the declaration date for the distribution, or (C) a Fundamental Change occurs. In each case, the Security may be surrendered for conversion into shares of Common Stock at any time after the Company provides notice of such event (1) until the earlier of the close of business on the Business Day immediately prior to the Ex-Dividend Time or the date of the Company's announcement that the distribution will not take place, in the case of a distribution, or (2) until 40 days thereafter, in the case of a Fundamental Change. The Company will provide notice to the Holders at least 20 days prior to the Ex-Dividend Time for a distribution or within 20 business days of the occurrence of a Fundamental Change, as the case may be, of the occurrence of any such event. In the case of a distribution, Holders may not convert Securities if they will otherwise participate in the distribution without conversion as a result of holding the Securities.

        In addition, any Holder may surrender all or any portion of his or her Securities for conversion into Common Stock at any time at the then-applicable Conversion Rate if the Company consolidates with or merges into another corporation, or is a party to a binding share exchange, in each case pursuant to which the shares of Common Stock would be converted into cash, securities or other property as set forth in Section 411 hereof. In such event, the Security may be surrendered for conversion at any time from and after the date which is 15 days prior to the date announced by the Company as the anticipated effective time of such transaction until 15 days after the actual date of such transaction. In the event a Holder does not convert its Security during this time period, such Holder will be entitled to receive, upon conversion, the kind and amount of cash, securities or other property that it would have received if it had converted its Security immediately prior to such consolidation, merger or binding share exchange.

        (b)   The Company shall determine on a daily basis whether the Security shall be convertible as a result of the occurrence of an event specified in clause (a)(i) or clause (a)(ii) above and, if the Security shall be so convertible, the Company shall promptly deliver to the Trustee written notice thereof. Whenever the Security shall become convertible pursuant to Section 401, the Company or, at the Company's written request, the Trustee in the name and at the expense of the Company, shall notify the Holders of the event triggering such convertibility in the manner provided in Section 402, and the Company shall also publicly announce such information and publish it on the Company's web site (or otherwise broadly disseminate the information in any manner deemed reasonable by the Company). Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

        Notwithstanding the foregoing, if such Security is called for redemption pursuant to Article Eleven or is submitted or presented for repurchase pursuant to Articles Fourteen or Fifteen, such conversion right shall terminate at the close of business on the second Business Day immediately preceding the Redemption Date, Optional Repurchase Date or Fundamental Change Repurchase Date, as the case may be, for such Security or such earlier date as the Holder presents such Security for redemption or for purchase (unless the Company shall default in making the Redemption Price, Optional Repurchase Price or Fundamental Change Repurchase Price payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed or purchased, as the case may be). If such Security is submitted or presented for purchase pursuant to Article Fourteen or Article Fifteen and is then subsequently withdrawn as provided in this Indenture, such conversion right shall no longer be deemed terminated, and the Holder of such Security may convert such Security pursuant to this Section 401.

        A Security in respect of which a Holder has delivered a Fundamental Change Repurchase Notice pursuant to Section 1401 or an Optional Repurchase Notice pursuant to Section 1501(c) exercising the option of such Holder to require the Company to repurchase such Security may be converted only if such Fundamental Change Repurchase Notice or Optional Repurchase Notice, as the case may be, is withdrawn by a written notice of withdrawal delivered to a Paying Agent prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date or Optional Repurchase Date, as the case may be, in accordance with Sections 1402 or 1502, respectively.

        A Holder of a Security is not entitled to any rights of a holder of Common Stock by virtue of holding such Security until such Holder has converted such Security to Common Stock, and only to the extent such Security is deemed to have been converted into Common Stock pursuant to this Article Four.

        Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

        Section 402.    Conversion Procedures.

        To convert a Security, a Holder must (a) complete and manually sign the conversion notice on the back of the Security and deliver such notice to a Conversion Agent, (b) surrender the Security to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (d) pay any transfer or similar tax, if required. The date on which the Holder satisfies all of those requirements is the "Conversion Date." The Conversion Agent may conclusively assume, without independent verification, that any Holder that delivers such conversion notice is entitled to convert the Security. As soon as practicable after the Conversion Date, but in any event no later than the fifth Business Day following the Conversion Date, the Company shall deliver to the Holder through a Conversion Agent a certificate for the number of whole shares of Common Stock issuable upon the conversion and cash in lieu of any fractional shares pursuant to Section 403. The Company shall set forth the full number of shares and the amounts of the required cash in lieu of fractional shares in an Officers' Certificate delivered to the Conversion Agent, upon which certificate the Conversion Agent may conclusively rely. Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such Securities may be surrendered for conversion in accordance with the Applicable Procedures as in effect from time to time.

        The person in whose name the Common Stock certificate is registered shall be deemed to be a stockholder of record on the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided, further, that such conversion shall be at the Conversion Rate in effect on the Conversion Date as if the stock transfer books of the Company had not been closed on such date. Upon conversion of a Security, such person shall no longer be deemed a Holder of such Security.

        Securities surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date for an interest payment to the opening of business on the next succeeding Interest Payment Date (excluding Securities or portions thereof called for redemption on a Redemption Date during the period beginning at the close of business on a Regular Record Date and ending at the opening of business on the first Business Day after the next succeeding Interest Payment Date, or if such Interest Payment Date is not a Business Day, the second such Business Day) shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest (including Contingent Cash Interest) payable on such Interest Payment Date on the aggregate Principal Amount at Issuance of such Security then being converted, and such interest shall be payable to such registered Holder notwithstanding the conversion of such Security, subject to the provisions of this Indenture relating to the payment of Defaulted Interest by the Company. Accordingly, a Holder shall be entitled to receive accrued and unpaid interest, including any Contingent Cash Interest, in respect of a Security if the Company calls such Security for redemption and such Holder converts its Security prior to the Redemption Date. Except as otherwise provided in this Section 402, no payment or adjustment will be made for accrued interest on a converted Security. If the Company defaults in the payment of interest payable on such Interest Payment Date, the Company shall promptly repay such funds to such Holder.

        Nothing in this Section shall affect the right of a Holder in whose name any Security is registered at the close of business on a record date to receive the interest payable on such Security on the related Interest Payment Date in accordance with the terms of this Indenture and the Securities. If a Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate Principal Amount at Issuance of Securities converted.

        Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security equal in Principal Amount at Issuance to the unconverted portion of the Security surrendered.

        If the last day on which Securities may be converted is not a Business Day in a place where a Conversion Agent is located, the Securities may be surrendered to that Conversion Agent on the next succeeding day that is a Business Day.

        Except as otherwise stated in this Indenture, the Company will not make any payment in cash or Common Stock or any other adjustment for accrued and unpaid interest (including Contingent Cash Interest and Additional Interest) or accrued Principal Accretion on the Securities or dividends in connection with the issuance of any Common Stock issued upon conversion of the Securities. On conversion of a Security, except as otherwise stated herein, a Holder will not receive any cash payment or additional shares in respect thereof representing accrued Principal Accretion, accrued cash interest or any accrued Contingent Cash Interest. Delivery by the Company to the Holder of the full number of shares of Common Stock into which the Security is convertible, together with any cash payment for such Holder's fractional shares, will be deemed to satisfy the Company's obligation to pay the Principal Amount at Issuance of the Security and, except as otherwise stated in the Indenture, to satisfy its obligation to pay accrued Principal Accretion or any accrued and unpaid cash interest attributable to the period from the Issue Date through the Conversion Date. As a result, accrued Principal Accretion, any accrued cash interest or any accrued Contingent Cash Interest is deemed paid in full in connection with a conversion rather than cancelled, extinguished or forfeited. Notwithstanding anything else in the Indenture, accrued cash interest (including Contingent Cash Interest and Additional Interest), if any, and accrued Principal Accretion, if any, will be payable upon any conversion of the Securities at the option of the Holder made concurrently with or after acceleration of the Securities following an Event of Default under the Securities.

        Section 403.    Fractional Shares.

        The Company will not issue fractional shares of Common Stock upon conversion of Securities. In lieu thereof, the Company will pay an amount in cash based upon the Sale Price of the Common Stock on the Trading Day immediately prior to the Conversion Date.

        Section 404.    Taxes on Conversion.

        If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent shall refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulation.

        Section 405.    Company to Provide Stock.

        The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities into shares of Common Stock.

        All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

        The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or on the Nasdaq National Market or other over-the-counter market or such other market on which the Common Stock is then listed or quoted; provided, however, that if rules of such automated quotation system or exchange permit the Company to defer the listing of such Common Stock until the first conversion of the Securities into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Securities in accordance with the requirements of such automated quotation system or exchange at such time.

        Section 406.    Adjustment of Conversion Rate.

        The Conversion Rate as stated in the Securities shall be adjusted from time to time by the Company as follows:

          (a)   In case the Company shall (i) pay a dividend on its Common Stock in shares of Common Stock, (ii) make a distribution on its Common Stock in shares of Common Stock, (iii) subdivide its outstanding Common Stock into a greater number of shares, or (iv) combine its outstanding Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive that number of shares of Common Stock which it would have owned had such Security been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

          (b)   In case the Company shall issue rights, warrants or options to all or substantially all holders of its Common Stock entitling them (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the current Sale Price per share of Common Stock on the record date for the determination of stockholders entitled to receive such rights, warrants or options, the Conversion Rate in effect immediately prior thereto shall be adjusted by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible), and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at such current Sale Price. Such adjustment shall be made successively whenever any such rights, warrants or options are issued, and shall become effective immediately after such record date. If at the end of the period during which such rights, warrants or options are exercisable not all rights, warrants or options shall have been exercised, the adjusted Conversion Rate shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued). No adjustment shall be made hereunder if as a result the Conversion Rate would decrease.

          (c)   In case the Company shall distribute to all or substantially all holders of its Common Stock any Equity Interests of the Company (other than Common Stock), evidences of indebtedness or other non-cash assets (including securities of any person other than the Company but excluding dividends or distributions referred to in subsection (a)(i) or (ii) or subsection (d) of this Section 406), or shall distribute to all or substantially all holders of its Common Stock rights, warrants or options to subscribe for or purchase any of its securities (excluding those rights and warrants referred to in subsection (b) of this Section 406), then in each such case the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date for the determination of shareholders entitled to such distribution by a fraction of which the numerator shall be the current market price per share of Common Stock (determined as provided in subsection (g) of this Section 406) on such record date and the denominator shall be such current market price less the fair market value (as determined by the Board of Directors whose determination shall be conclusive and described in a Board Resolution) on such date of the portion of the evidences of indebtedness, shares of capital stock, and other assets to be distributed or of such subscription rights or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date). Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

          Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 406(c) (and no adjustment to the Conversion Rate under this Section 406(c) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Rate under this Section 406(c), (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Conversion Rate shall be readjusted as if such rights and warrants had never been issued.

          (d)   In case the Company shall, by dividend or otherwise, at any time distribute (a "Triggering Distribution" and such amount, together with the sum of (A) and (B) below, the "Combined Amount")) to all or substantially all holders of its Common Stock, cash (other than regular cash dividends or distributions paid in the ordinary course of business, whether annually or more often than annually, with a per share value (together with the per share value of all other regular ordinary course cash dividends declared pursuant to this exception during the past twelve months) of up to 5% of the Sale Price of the Common Stock on the day preceding the declaration date for the distribution) in an aggregate amount that, together with the aggregate amount of (A) any cash and the fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of any other consideration payable in respect of any tender offer by the Company or a Subsidiary of the Company for Common Stock consummated within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Rate adjustment pursuant to this Section 406 has been made and (B) all other cash distributions to all or substantially all holders of its Common Stock made within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Rate adjustment pursuant to this Section 406 has been made (other than regular cash dividends or distributions paid in the ordinary course of business, whether annually or more often than annually, referred to above with a per share value of no more than 5% of the Sale Price of the Common Stock on the day preceding the declaration date for the distribution) exceeds an amount equal to 5% of the product of the Sale Price on the Business Day (the "Determination Date") immediately preceding the day on which such Triggering Distribution is declared by the Company multiplied by the number of shares of Common Stock outstanding on the Determination Date (excluding shares held in the treasury of the Company), the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately prior to the effectiveness of the Conversion Rate adjustment contemplated by this subsection (d) by a fraction (y) the numerator of which shall be such Sale Price per share of Common Stock on the Determination Date and (z) the denominator of which shall be (I) such current Sale Price per share of Common Stock on the Determination Date less (II) the number obtained by dividing the Combined Amount by such number of shares of Common Stock outstanding on the Determination Date. Such adjustment shall become effective immediately prior to the opening of business following the date on which the Triggering Distribution is paid; provided that, in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the market price per share of Common Stock, an adequate adjustment provision shall be made so that each Holder of Securities shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted each Security immediately prior to such distribution.

          (e)   In case any tender offer made by the Company or any of its Subsidiaries for Common Stock shall expire and such tender offer (as amended upon the expiration thereof) (other than a transaction in connection with the creation of a Wholly-Owned Subsidiary of the Company which would hold all or substantially all of the Company's broadcast operations and would assume all or substantially all of the Company's debt other than the Securities) shall involve the payment of aggregate consideration in an amount (determined as the sum of the aggregate amount of cash consideration and the aggregate fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee thereof) of any other consideration) that, together with the aggregate amount of (A) any cash and the fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of any other consideration payable in respect of any other tender offers by the Company or any Subsidiary of the Company for Common Stock consummated within the 12 months preceding the date of the Expiration Date (as defined below) and in respect of which no Conversion Rate adjustment pursuant to this Section 406 has been made and (B) all cash distributions to all or substantially all holders of its Common Stock made within the 12 months preceding the Expiration Date and in respect of which no Conversion Rate adjustment pursuant to this Section 406 has been made (other than regular cash dividends or distributions paid in the ordinary course of business, whether annually or more often than annually, with a per share value (together with the per share value of all other regular ordinary course cash dividends declared pursuant to this exception during the past twelve months) of up to 5% of the Sale Price of the Common Stock on the day preceding the declaration date for the distribution), exceeds an amount equal to 5% of the product of the current market price per share of Common Stock (as determined in accordance with subsection (g) of this Section 406) as of the last date (the "Expiration Date") tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the "Expiration Time") multiplied by the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time, then, immediately prior to the opening of business on the day after the Expiration Date, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to close of business on the Expiration Date by a fraction of which the numerator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to holders of Common Stock based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and any shares held in the treasury of the Company) at the Expiration Time and the current market price per share of Common Stock (as determined in accordance with subsection (g) of this Section 406) as of the Expiration Time, and the denominator of which shall be the product of the number of shares of Common Stock outstanding (including any tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time multiplied by the current market price per share of the Common Stock (as determined in accordance with subsection (g) of this Section 406) at the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would have been in effect based upon the number of shares actually purchased. If the application of this Section 406(e) to any tender offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer under this Section 406(e).

          (f)    For purposes of Section 406(d) or 406(e), the term "tender offer" shall mean and include both tender offers and exchange offers, all references to "purchases" of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to "tendered shares" (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

          (g)   For the purpose of any computation under subsections (c) and (e) of this Section 406, the current market price per share of Common Stock (the "current market price per share") on any date shall be deemed to be the average of the daily Sale Price for the 30 consecutive Trading Days commencing 45 Trading Days before (i) the Determination Date or the Expiration Date, as the case may be, with respect to distributions or tender offers under subsection (c) or (e) of this Section 406 or (ii) the record date with respect to distributions, issuances or other events requiring such computation under subsection (c) of this Section 406. For purposes of this Section 406, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company.

          (h)   In any case in which this Section 406 shall require that an adjustment be made following a record date or a Determination Date or Expiration Date, as the case may be, established for purposes of this Section 406, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 409) issuing to the Holder of any Security converted after such record date or Determination Date or Expiration Date the shares of Common Stock and other Equity Interests of the Company issuable upon such conversion over and above the shares of Common Stock and other Equity Interests of the Company issuable upon such conversion only on the basis of the Conversion Rate prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares. If any distribution in respect of which an adjustment to the Conversion Rate is required to be made as of the record date or Determination Date or Expiration Date therefor is not thereafter made or paid by the Company for any reason, the

  Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed or such effective date or Determination Date or Expiration Date had not occurred.

          (i)    Whenever adjustments to the Conversion Rate are called for pursuant to Article IV, such adjustments shall be made to the Conversion Rate as may be necessary or appropriate to effectuate the intent of this Article IV and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

        Section 407.    No Adjustment.

        No adjustment in the Conversion Rate shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate as last adjusted; provided, however, that any adjustments which by reason of this Section 407 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article Four shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. After an adjustment is made to the Conversion Rate, any subsequent event requiring adjustment shall cause an adjustment to the Conversion Rate as adjusted.

        No adjustment need be made for issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock.

        To the extent that the Securities become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

        Section 408.    Adjustment for Tax Purposes.

        Upon 15 days prior notice to the Trustee and the Holders, the Company shall be entitled to make increases in the Conversion Rate, in addition to those required by Section 406, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders or other similar event shall not be taxable or shall be taxable to a lesser degree.

        Section 409.    Notice of Adjustment.

        Whenever the Conversion Rate or conversion privilege is adjusted, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee and the Conversion Agent an Officers' Certificate briefly stating the adjustment, the facts requiring the adjustment and the manner of computing it. Unless and until the Trustee shall receive an Officers' Certificate setting forth an adjustment of the Conversion Rate, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.

        Section 410.    Notice of Certain Transactions.

        In the event that:

          (1)   the Company takes any action which would require an adjustment in the Conversion Rate;

          (2)   the Company consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and shareholders of the Company must approve the transaction; or

          (3)   there is a dissolution or liquidation of the Company,

then in each such case the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least ten days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 410.

        Section 411.    Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege.

        If any of the following shall occur, namely: (a) any reclassification or change of shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 406); (b) any consolidation, merger, binding share exchange or combination to which the Company is a party as a result of which the holders of Common Stock shall be entitled to receive stock, securities or other properties or assets with respect to or in exchange for such Common Stock, other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (c) any sale or conveyance as an entirety or substantially as an entirety of the property and assets of the Company, directly or indirectly, to any person, in each case in which holders of the Company's Common Stock would be entitled to receive stock, other securities, other property, assets or cash for their Common Stock, then the Company, or such successor, purchasing or transferee corporation, as the case may be, shall, as a condition precedent to such reclassification, change, combination, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then Outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, combination, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Security immediately prior to such reclassification, change, combination, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article Four. If, in the case of any such consolidation, merger, combination, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a person other than the successor, purchasing or transferee corporation, as the case may be, in such consolidation, merger, combination, sale or conveyance, then the Board of Directors shall take such additional actions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 411 shall similarly apply to successive reclassifications, changes, combinations, consolidations, mergers, sales or conveyances.

        In the event the Company shall execute a supplemental indenture pursuant to this Section 411, the Company shall promptly file with the Trustee and the Conversion Agent (x) an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, combination, consolidation, merger, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (y) an Opinion of Counsel that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.

        The provisions of this Section 411 shall not apply to transactions in connection with the creation of a Wholly-Owned Subsidiary of the Company which would hold all or substantially all of the Company's broadcast operations and would become a primary obligor under all or substantially all of the Company's Indebtedness (other than the Securities).

        Section 412.    Trustee's and Conversion Agent's Disclaimer.

        The Trustee and the Conversion Agent shall have no duty to determine when an adjustment under this Article Four should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers' Certificate including the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee and the Conversion Agent pursuant to Section 409. The Trustee and the Conversion Agent make no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee and the Conversion Agent shall not be responsible for the Company's failure to comply with any provisions of this Article Four.

        The Trustee and the Conversion Agent shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 411, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee and the Conversion Agent pursuant to Section 411.

        Section 413.    Voluntary Increase.

        The Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days and if the Board of Directors determines that such increase would be in the best interest of the Company and the Company provides 15 days prior notice to the Holders, the Trustee and the Conversion Agent of any increase in the Conversion Rate.

        Section 414.    Rights Issued in Respect of Common Stock Issued Upon Conversion.

        Each share of Common Stock issued upon conversion of Securities pursuant to this Article IV shall be entitled to receive the appropriate number of common stock or preferred stock purchase rights, as the case may be (the "Rights"), if any, that all shares of Common Stock are entitled to receive and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any rights agreement adopted by the Company, as the same may be amended from time to time (in each case, a "Rights Agreement"). Provided that such Rights Agreement requires that each share of Common Stock issued by the Company (including those that might be issued upon conversion of Securities) at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, then, notwithstanding anything else to the contrary in this Article IV, there shall not be any adjustment to the conversion privilege or Conversion Rate or any other term or provision of the Securities as a result of the issuance of Rights, the distribution of separate certificates representing the Rights, the exercise or redemption of such Rights in accordance with any Rights Agreements, or the termination or invalidation of Rights.

ARTICLE FIVE

REMEDIES

        Section 501.    Events of Default.

        "Event of Default", wherever used herein, means any one of the following events which has occurred and is continuing (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Twelve or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a)   there shall be a default in the payment of any interest on any Security (including any Contingent Cash Interest or Additional Interest) when it becomes due and payable, and such default shall continue for a period of 30 days;

          (b)   there shall be a default in the payment of the principal, including accrued Principal Accretion, of (or premium, if any, on) any Security at its Maturity (upon acceleration, optional or mandatory redemption, required repurchase or otherwise);

          (c)   (i) there shall be a default in the performance, or breach, of any covenant or agreement of the Company under this Indenture (other than a default in the performance or breach of a covenant or agreement which is specifically dealt with in clause (a) or (b) or in clause (ii) or (iii) of this clause (c)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (y) to the Company by the Trustee or (z) to the Company and the Trustee by the Holders of at least 25% in aggregate Principal Amount at Issuance of the Outstanding Securities; (ii) there shall be a default in the performance or breach of the provisions of Article Eight; or (iii) the Company shall have failed to make or consummate an offer to repurchase Securities upon a Fundamental Change in accordance with the provisions of Article Fourteen;

          (d)   one or more defaults shall have occurred under any agreements, indentures or instruments under which the Company or any Subsidiary then has outstanding Indebtedness in excess of $10,000,000 in the aggregate and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated;

          (e)   one or more judgments, orders or decrees for the payment of money in excess of $5,000,000 either individually or in the aggregate (net of amounts covered by insurance, bond, surety or similar instrument), shall be entered against the Company or any Subsidiary or any of their respective properties and shall not be discharged and either (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

          (f)    any holder or holders of at least $10,000,000 in aggregate principal amount of Indebtedness of the Company or any Subsidiary after a default under such Indebtedness shall notify the Trustee of the intended sale or disposition of any assets of the Company or any Subsidiary that have been pledged to or for the benefit of such holder or holders to secure such Indebtedness or shall commence proceedings, or take any action (including by way of set-off), to retain in satisfaction of such Indebtedness or to collect on, seize, dispose of or apply in satisfaction of Indebtedness, assets of the Company or any Subsidiary (including funds on deposit or held pursuant to lock-box and other similar arrangements);

          (g)   there shall have been the entry by a court of competent jurisdiction of (i) a decree or order for relief in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (ii) a decree or order adjudging the Company or any Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

          (h)   (i) the Company or any Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (ii) the Company or any Subsidiary consents to the entry of a decree or order for relief in respect of the Company or such Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (iii) the Company or any Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (iv) the Company or any Subsidiary (1) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or such Subsidiary or of any substantial part of its respective properties, (2) makes an assignment for the benefit of creditors or (3) admits in writing its inability to pay its debts generally as they become due, or (v) the Company or any Subsidiary takes any corporate action authorizing any such actions in this paragraph (h).

        The Company shall deliver to the Trustee within five days after the occurrence thereof, written notice, in the form of an Officers' Certificate, of any Default, its status and what action the Company is taking or proposes to take with respect thereto. Unless the Corporate Trust Office of the Trustee has received written notice of an Event of Default of the nature described in this Section, the Trustee shall not be deemed to have knowledge of such Event of Default for the purposes of Article Five or for any other purpose.

        Section 502.    Acceleration of Maturity; Rescission and Annulment.

        If an Event of Default (other than an Event of Default specified in Sections 501(g) and (h)), shall occur and be continuing, the Trustee or the Holders of not less than 25% in aggregate Principal Amount at Issuance of the Securities Outstanding may, and the Trustee at the request of the Holders of not less than 25% in aggregate Principal Amount at Issuance of the Securities Outstanding shall, declare an amount equal to the Accreted Principal Price of the Securities plus accrued and unpaid cash interest (including Contingent Cash Interest and Additional Interest) thereon through the date of such declaration to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Securities); provided that so long as the Bank Credit Agreement is in effect, such declaration shall not become effective until the earlier of (a) five Business Days after receipt of such notice of acceleration from the Holders or the Trustee by the agent under the Bank Credit Agreement or (b) acceleration of the Indebtedness under the Bank Credit Agreement. Thereupon the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders of the Securities by appropriate judicial proceeding. If an Event of Default specified in clause (g) or (h) of Section 501 occurs and is continuing, then an amount equal to the Accreted Principal Price of all the Securities through the occurrence of such event, together with any accrued and unpaid cash interest (including Contingent Cash Interest and Additional Interest) through the occurrence of such event, shall ipso facto become and be immediately due and payable, without any declaration or other act on the part of the Trustee or any Holder. The Trustee or, if notice of acceleration is given by the Holders, the Holders shall give notice to the agent under the Bank Credit Agreement of any such acceleration.

        At any time after such declaration of acceleration has been made but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate Principal Amount at Issuance of the Securities Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

          (a)   the Company has paid or deposited with the Trustee a sum sufficient to pay

              (i)  all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

             (ii)  all overdue interest (including Contingent Cash Interest and Additional Interest) on all Securities,

            (iii)  the Accreted Principal Price on any Securities which have become due otherwise than by such declaration of acceleration and interest thereon (including Contingent Cash Interest and Additional Interest) at a rate borne by the Securities, and

            (iv)  to the extent that payment of such interest is lawful, interest (including Contingent Cash Interest and Additional Interest) upon overdue interest at the rate borne by the Securities; and

          (b)   all Events of Default, other than the non-payment of the Accreted Principal Price and any accrued and unpaid cash interest (including any unpaid Contingent Cash Interest and Additional Interest) on the Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent Default or impair any right consequent thereon provided in Section 513.

        Section 503.    Collection of Indebtedness and Suits for Enforcement by Trustee.

        The Company covenants that if

          (a)   default is made in the payment of any interest (including Contingent Cash Interest and Additional Interest) on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

          (b)   default is made in the payment of the principal of or premium, if any, or Principal Accretion, if any, on any Security at the Stated Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, subject to Article Twelve, the whole amount then due and payable on such Securities for the Accreted Principal Price through such date and premium, if any, and accrued and unpaid cash interest (including Contingent Cash Interest and Additional Interest), with interest upon the overdue principal and premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

        If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

        If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy, subject however to Section 512.

        Section 504.    Trustee May File Proofs of Claim.

        In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor, upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the Principal Amount at Issuance, Principal Accretion, Accreted Principal Price, cash interest, Contingent Cash Interest, Additional Interest, the Redemption Price, the Optional Repurchase Price, or the Fundamental Change Repurchase Price of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (a)   to file and prove a claim for the whole amount of the Principal Amount at Issuance, Principal Accretion, Accreted Principal Price, cash interest, Contingent Cash Interest, Additional Interest, the Redemption Price, the Optional Repurchase Price, or the Fundamental Change Repurchase Price of the Securities owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

          (b)   subject to Article Twelve, to collect and receive any moneys, securities or other property payable or deliverable upon any conversion or exchange of Securities or upon any such claims and to distribute the same;

and any custodian, in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606.

        Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

        Section 505.    Trustee May Enforce Claims without Possession of Securities.

        All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

        Section 506.    Application of Money Collected.

        Any money collected by the Trustee pursuant to this Article or otherwise on behalf of the Holders or the Trustee pursuant to this Article or through any proceeding or any arrangement or restructuring in anticipation or in lieu of any proceeding contemplated by this Article shall be applied, subject to applicable law, in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

        FIRST: To the payment of all amounts due the Trustee under Section 606;

        SECOND: Subject to Article Twelve, to the payment of the amounts then due and unpaid upon the Securities for Principal Amount at Issuance, Principal Accretion, Accreted Principal Price, cash interest, Contingent Cash Interest, Additional Interest, the Redemption Price, the Optional Repurchase Price, or the Fundamental Change Repurchase Price of the Securities, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest; and

        THIRD: Subject to Article Twelve, the balance, if any, to the Person or Persons entitled thereto, including the Company, provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

        Section 507.    Limitation on Suits.

        No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (a)   such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (b)   the Holders of not less than 25% in Principal Amount at Issuance of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as trustee hereunder;

          (c)   such Holder or Holders have offered to the Trustee an indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

          (d)   the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (e)   no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in Principal Amount at Issuance of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.

        Section 508.    Unconditional Right of Holders to Receive Principal, Premium and Interest.

        Notwithstanding any other provision in this Indenture, but subject to Article Twelve, the Holder of any Security shall have the right on the terms stated herein, which is absolute and unconditional, to receive payment of the principal of, premium, if any, Principal Amount at Issuance, Principal Accretion, Accreted Principal Price, the Redemption Price, the Optional Repurchase Price, or the Fundamental Change Repurchase Price of the Securities and (subject to Section 309) cash interest (including Contingent Cash Interest and Additional Interest on such Security) on the Stated Maturity expressed in such Security (or, in the case of redemption or repurchase, on the Redemption Date or repurchase date), and to convert the Securities in accordance with Article IV hereof, and to institute suit for the enforcement of any such payment or the right to convert, and such rights shall not be impaired without the consent of such Holder, subject to Article Twelve.

        Section 509.    Restoration of Rights and Remedies.

        If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the

Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

        Section 510.    Rights and Remedies Cumulative.

        No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

        Section 511.    Delay or Omission Not Waiver.

        No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

        Section 512.    Control by Holders.

        The Holders of not less than a majority in aggregate Principal Amount at Issuance of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that

          (a)   such direction shall not be in conflict with any rule of law or with this Indenture or expose the Trustee to personal liability; and

          (b)   the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

        This Section 512 shall be in lieu of Section 316(a)(1)(A) of the Trust Indenture Act and such Section 316(a)(1)(A) is hereby expressly excluded from this Indenture, as permitted by the Trust Indenture Act.

        Section 513.    Waiver of Past Defaults.

        The Holders of not less than a majority in aggregate Principal Amount at Issuance of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past Default hereunder and its consequences, except a Default

          (a)   in the payment of the principal of, premium, if any, or accrued and unpaid interest (including Additional Interest or Contingent Cash Interest) on any Security, the Accreted Principal Price, accrued Principal Accretion, Redemption Price, Optional Repurchase Price or Fundamental Change Repurchase Price; or

          (b)   in respect of a failure to convert any security into Common Stock as provided in Article Four or elsewhere in this Indenture; or

          (c)   in respect of a covenant or a provision hereof which under Article Nine cannot be modified or amended without the consent of a higher percentage of the Principal Amount at Issuance of the Outstanding Securities affected.

        Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

        This Section 513 shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act and such Section 316(a)(1)(B) is hereby expressly excluded from this Indenture, as permitted by the Trust Indenture Act.

        Section 514.    Undertaking for Costs.

        All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in Principal Amount at Issuance of the Outstanding Securities, or to any suit instituted by any Holder pursuant to Section 508 hereof.

        Section 515.    Waiver of Stay, Extension or Usury Laws.

        The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the Principal Amount at Issuance, Principal Accretion, Accreted Principal Price, Redemption Price, Fundamental Change Repurchase Price, Optional Repurchase Price, plus accrued and unpaid cash interest (including Contingent Cash Interest and Additional Interest) on the Securities contemplated herein or in the Securities or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

        Section 601.    Notice of Defaults.

        Within 30 days after the occurrence of any Default, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

        Section 602.    Certain Rights of Trustee.

        Subject to the provisions of Trust Indenture Act Sections 315(a) through 315(d):

          (a)   the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b)   any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c)   the Trustee may consult with counsel and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

          (d)   the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred therein or thereby in compliance with such request or direction;

          (e)   the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of the negligence of the Trustee;

          (f)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document; provided, that the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may deem fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

          (g)   the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (h)   no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers;

          (i)    the Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company, except as otherwise provided herein;

          (j)    money held in trust by the Trustee need not be segregated from other funds except to the extent required by law, except as otherwise provided herein;

          (k)   if a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

        Section 603.    Trustee Not Responsible for Recitals, Dispositions of Securities, Application of Proceeds Thereof or Calculations Related to the Securities.

        The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in any Statement of Eligibility and Qualification on Form T-1 supplied to the Company are true and accurate subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

        The Company, and not the Trustee, will be responsible for making all calculations called for under this Security. These calculations include, but are not limited to, determinations of accrued interest, including Contingent Cash Interest and Additional Interest, the Redemption Price, the Conversion Rate, the Optional Repurchase Price, the Fundamental Change Repurchase Price, the Security Price, the Sale Price of the Company's Common Stock and other calculations related to a Holder's conversion rights. The Company will make these calculations in good faith and, absent manifest error, the calculations will be final and binding on any Holder of this Security. The Company will provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent is entitled to rely upon the accuracy of such calculations without independent verification. The Trustee may forward the Company's calculations to any Holder of this Security upon request.

        Section 604.    Trustee and Agents May Hold Securities; Collections; etc.

        The Trustee, any Paying Agent, Security Registrar, Conversion Agent, Bid Solicitation Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities, with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar, Conversion Agent, Bid Solicitation Agent or such other agent and, subject to Trust Indenture Act Sections 310 and 311, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar, Conversion Agent, Bid Solicitation Agent or such other agent.

        Section 605.    Money Held in Trust.

        All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. The Trustee may invest all moneys received by the Trustee, until used or applied as herein provided, in Temporary Cash Investments in accordance with the written directions of the Company. The Trustee shall not be liable for any losses incurred in connection with any investments made in accordance with this Section 605, unless the Trustee acted with gross negligence or in bad faith. With respect to any losses on investments made under this Section 605, the Company is liable for the full extent of any such loss.

        Section 606.    Compensation and Indemnification of Trustee and Conversion Agent and the Trustee's Prior Claim.

        The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) set forth in a letter agreement executed by the Company and the Trustee, as such agreement may be amended or supplemented, and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability, tax, assessment or other governmental charge (other than taxes applicable to the Trustee's compensation hereunder) or expense incurred without negligence or bad faith on such Trustee's part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and such Trustee's duties hereunder, including enforcement of this Indenture and also including any liability which the Trustee may incur as a result of failure to withhold, pay or report any tax, assessment or other governmental charge, and the costs and expenses of defending itself against or investigating any claim of liability (whether asserted by any Holder, the Company or any other Person) in connection with the exercise or performance of any of its powers or duties under this Indenture. The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture.

        The Company covenants and agrees to pay to the Conversion Agent from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) to the extent set forth in a letter agreement executed by the Company and the Conversion Agent, as such agreement may be amended or supplemented, and the Company covenants and agrees to pay or reimburse the Conversion Agent and each predecessor Conversion Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Conversion Agent and each predecessor Conversion Agent for, and to hold it harmless against, any loss, liability, tax, assessment or other governmental charge (other than taxes applicable to the Conversion Agent's compensation hereunder) or expense incurred without negligence or bad faith on such Conversion Agent's part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and such Conversion Agent's duties hereunder, including enforcement of this Indenture and also including any liability which the Conversion Agent may incur as a result of failure to withhold, pay or report any tax, assessment or other governmental charge, and the costs and expenses of defending itself against or investigating any claim of liability (whether asserted by any Holder, the Company or any other Person) in connection with the exercise or performance of any of its powers or duties under this Indenture. The obligations of the Company under this Section to compensate and indemnify the Conversion Agent and each predecessor Conversion Agent and to pay or reimburse the Conversion Agent and each predecessor Conversion Agent for expenses, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture.

        All payments and reimbursements pursuant to this Section 606 shall be made with interest at the rate borne by the Securities.

        As security for the performance of the obligations of the Company under this Section 606, the Trustee shall have a Lien prior to the Securities upon all property and funds held or collected by the Trustee, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Securities. The Trustee's right to receive payment of any amounts due under this Section 606 shall not be subordinate to any other liability or indebtedness of the Company (even though the Securities may be so subordinate), and the Securities shall be subordinate to the Trustee's right to receive such payment.

        Section 607.    Conflicting Interests.

        The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act.

        Section 608.    Corporate Trustee Required; Eligibility.

        There shall at all times be a Trustee hereunder which shall be eligible to act as trustee under Trust Indenture Act Section 310(a)(1) and which shall have a combined capital and surplus of at least $250,000,000, to the extent there is an institution eligible and willing to serve. The Trustee shall be a participant in the Depository Trust Company and FAST distribution systems. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article. The Corporate Trust Office shall initially be located at Wachovia Bank, National Association, 1021 East Cary Street, 3rd Floor, Richmond, Virginia 23219, Attention: Corporate Trust Department VA 9646.

        Section 609.    Resignation and Removal; Appointment of Successor Trustee.

          (a)   No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor trustee under Section 610.

          (b)   The Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors of the Company, a copy of which shall be delivered to the resigning Trustee and a copy to the successor trustee. If an instrument of acceptance by a successor trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, or any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor trustee.

          (c)   The Trustee may be removed at any time by an Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

          (d)   If at any time:

            (1)   the Trustee shall fail to comply with the provisions of Trust Indenture Act Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

            (2)   the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

            (3)   the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, the Holder of any Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

          (e)   If the Trustee shall be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor trustee. If, within one year after such removal or incapability, or the occurrence of such vacancy, a successor trustee shall be appointed by Act of the Holders of a majority in Principal Amount at Issuance of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor trustee and supersede the successor trustee appointed by the Company. If no successor trustee shall have been so appointed by the Company or the Holders of the Securities and accepted appointment in the manner hereinafter provided, the Holder of any Security who has been a bona fide Holder for at least six months may, subject to Section 514, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f)    The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities as their names and addresses appear in the Security Register. Each notice shall include the name of the successor trustee and the address of its Corporate Trust Office or agent hereunder.

        Section 610.    Acceptance of Appointment by Successor.

        Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Company or the successor trustee, upon payment of its charges then unpaid, such retiring Trustee shall, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such Trustee or such successor trustee to secure any amounts then due such Trustee pursuant to the provisions of Section 606.

        No successor Trustee with respect to the Securities shall accept appointment as provided in this Section 610 unless at the time of such acceptance such successor trustee shall be eligible to act as trustee under the provisions of Trust Indenture Act Section 310(a) and this Article Sixth and shall have a combined capital and surplus of at least $250,000,000.

        Upon acceptance of appointment by any successor Trustee as provided in this Section 610, the Company shall give notice thereof to the Holders of the Securities, by mailing such notice to such Holders at their addresses as they shall appear on the Security Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 609. If the Company fails to give such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Company.

        Section 611.    Merger, Conversion, Consolidation or Succession to Business.

        Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the

Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under Trust Indenture Act Section 310(a) and this Article Sixth and shall have a combined capital and surplus of at least $250,000,000, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

        In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

        Section 612.    Preferential Collection of Claims Against Company.

        If and when the Trustee shall be or become a creditor of the Company (or other obligor under the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor). A Trustee who has resigned or been removed shall be subject to the Trust Indenture Act Section 311(a) to the extent indicated therein.

ARTICLE SEVEN

HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

        Section 701.    Company to Furnish Trustee Names and Addresses of Holders.

        The Company will furnish or cause to be furnished to the Trustee

          (a)   semiannually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

          (b)   at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

  provided, however, that if and so long as the Trustee shall be the Security Registrar, no such list need be furnished.

        Section 702.    Disclosure of Names and Addresses of Holders.

        Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities, and the Trustee shall comply with Trust Indenture Act Section 312(b). The Company, the Trustee, the Security Registrar and any other Person shall have the protection of Trust Indenture Act 312(c). Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with Trust Indenture Act Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Trust Indenture Act Section 312.

        Section 703.    Reports by Trustee.

        Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Securities, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15 in accordance with and to the extent required by Trust Indenture Act Section 313(a).

        Section 704.    Reports by Company.

        The Company shall:

          (a)   file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

          (b)   file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company, with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

          (c)   transmit or cause to be transmitted by mail to all Holders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Trust Indenture Act Section 313(c), such summaries of any information, documents and reports required to by filed by the Company, pursuant to Subsections (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

        To the extent permitted by the Trust Indenture Act, if the Company merges or consolidates with or sells, assigns, transfers, conveys or otherwise disposes of all or substantially all of its assets to a direct or indirect Wholly-Owned Subsidiary of the Company in a transaction or series of transactions in which such Subsidiary assumes all or substantially all of the Indebtedness of the Company (other than the Securities) and the Company remains the obligor on the Securities, and as a result of such transactions the Company and this Wholly-Owned Subsidiary are permitted by the rules and regulations of the Commission with respect to these Securities to file and/or submit periodic reports collectively on behalf of the consolidated Company, then in such event the Company shall be deemed to comply with the Commission filing requirement contained in this Article Seven to the extent the filings by the Company together with such Wholly-Owned Subsidiary comply with the rules and regulations of the Commission with respect to these Securities. Notwithstanding the foregoing, nothing in this paragraph shall be deemed to relieve the Company of its obligations under the Trust Indenture Act.

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

        Section 801.    Company May Consolidate, etc., Only on Certain Terms.

          (a)   The Company shall not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to any Person or group of affiliated Persons, or permit any of its Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposal of all or substantially all of the properties and assets of the Company and its Subsidiaries on a Consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto:

              (i)  either (1) the Company shall be the continuing corporation, or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries on a Consolidated basis (the "Surviving Entity") shall be a corporation, a limited liability company, limited partnership, partnership, trust or other entity duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person assumes, by a supplemental indenture in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture and the Registration Rights Agreement, and this Indenture and the Registration Rights Agreement shall remain in full force and effect;

             (ii)  immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

            (iii)  the Company or the Surviving Entity shall have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the supplemental indenture in respect thereto comply with this Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

        Notwithstanding the foregoing, the Company may merge or consolidate with or into to sell, assign, transfer, convey or otherwise dispose of all or substantially all of its assets to a direct or indirect Wholly Owned Subsidiary of the Company without complying with the above provisions in a transaction or series of transactions in which the Company remains the obligor on the Securities.

        Section 802.    Successor Substituted.

        Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities with the same effect as if such successor had been named as the Company herein and in the Securities. When a successor assumes all the obligations of its predecessor under this Indenture and the Securities, the predecessor shall be released from those obligations; provided that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest (including Contingent Cash Interest and Additional Interest) on the Securities and the Registration Rights Agreement.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

        Section 901.    Supplemental Indentures and Agreements without Consent of Holders.

        Without the consent of any Holders, the Company when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, or agreements or other instruments, in form and substance satisfactory to the Trustee, for any of the following purposes:

          (a)   to evidence the succession of another Person to the Company or any other obligor upon the Securities, and the assumption by any such successor of the covenants of the Company or such obligor herein and in the Securities, in each case in compliance with the provisions of this Indenture;

          (b)   to add to the covenants of the Company or any other obligor upon the Securities for the benefit of the Holders, or to add additional opportunities for optional redemption at the option of the Holder, or to surrender any right or power herein conferred upon the Company or any other obligor upon the Securities, as applicable, herein or in the Securities, or to increase the Conversion Rate in accordance with Sections 408 and 413 hereof;

          (c)   to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture or the Securities; provided that, in each case, such provisions shall not adversely affect the interests of the Holders;

          (d)   to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by Section 905 or otherwise;

          (e)   to add a guarantor;

          (f)    to evidence and provide the acceptance of the appointment of a successor trustee hereunder;

          (g)   to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders as additional security for the payment and performance of the Indenture Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to this Indenture or otherwise; or

          (h)   to provide for uncertificated Securities in place of or in addition to certificated Securities.

        Section 902.    Supplemental Indentures and Agreements with Consent of Holders.

        With the consent of the Holders of not less than a majority in aggregate Principal Amount at Issuance of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto or agreements or other instruments in form and substance satisfactory to the Trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture or the Securities; provided, however, that no such supplemental indenture, agreement or instrument shall, without the consent of the Holder of each Outstanding Security affected thereby:

          (a)   change the Stated Maturity of the principal of, or any installment of interest (including Contingent Cash Interest and Additional Interest) on, any Security, or reduce the Principal

  Amount at Issuance thereof or the rate of interest (including Contingent Cash Interest and Additional Interest) thereon or any premium payable upon the redemption thereof, or alter the manner of calculation or rate of accrual of Principal Accretion on any Security, or change the coin or currency in which the principal of any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date) or with respect to conversion of the Securities;

          (b)   amend, change or modify the obligation of the Company to make and consummate an offer to repurchase Securities upon a Fundamental Change in the event of a Fundamental Change in accordance with Article Fourteen, including amending, changing or modifying any definitions with respect thereto;

          (c)   reduce the percentage in Principal Amount at Issuance of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver or compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

          (d)   modify any of the provisions of this Section or Sections 513 or 1010, except to increase the percentage in Principal Amount at Issuance of the Outstanding Securities, the consent of whose Holders is required for any such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby;

          (e)   except as otherwise permitted under Article Eight, consent to the assignment or transfer by the Company of any of its rights and obligations under this Indenture; or

          (f)    amend or modify any of the provisions of this Indenture relating to the subordination of the Securities in any manner adverse to the Holders of the Securities;

          (g)   adversely affect the right of Holders to convert Securities other than as provided in this Indenture; or

          (h)   reduce the Principal Amount at Issuance, the Accreted Principal Price, accrued Principal Accretion, the Redemption Price, the Optional Repurchase Price or the Fundamental Change Repurchase Price of any Security, or amend or modify in any manner adverse to the Holders of Securities the Company's obligations to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise.

        Upon the written request of the Company, accompanied by a copy of a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall, subject to Section 903, join with the Company in the execution of such supplemental indenture.

        It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture or agreement or instrument, but it shall be sufficient if such Act shall approve the substance thereof.

        Section 903.    Execution of Supplemental Indentures and Agreements.

        In executing, or accepting the additional trusts created by, any supplemental indenture, agreement or instrument permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Trust Indenture Act Section 315(a) through 315(d) and Section 602 hereof) shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate stating that the execution of such supplemental indenture, agreement or instrument is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement or instrument which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

        Section 904.    Effect of Supplemental Indentures.

        Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

        Section 905.    Conformity with Trust Indenture Act.

        Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

        Section 906.    Reference in Securities to Supplemental Indentures.

        Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

        Section 907.    Effect on Senior Indebtedness.

        No supplemental indenture shall adversely affect the rights under Article Twelve, or any definitions or provisions related thereto, or the guarantees of any holder of Senior Indebtedness unless the requisite holders of each issue of Senior Indebtedness affected thereby shall have consented to such supplemental indenture.

ARTICLE TEN

COVENANTS

        Section 1001.    Payment of Principal, Premium and Interest.

        Subject to the provisions of Article Twelve, the Company will duly and punctually pay the principal of, premium, if any, the Principal Amount at Issuance, the Accreted Principal Price, interest (including Contingent Cash Interest) and Principal Accretion on the Securities in accordance with the terms of the Securities and this Indenture.

        Section 1002.    Maintenance of Office or Agency.

        The Company will maintain an office or agency where Securities may be presented or surrendered for purchase or payment. The Company also will maintain an office or agency where Securities may be surrendered for registration of transfer, redemption or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location and any change in the location of any such offices or agencies. If at any time the Company shall fail to maintain any such required offices or agencies or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the office of the agent of the Trustee described above and the Company hereby appoints such agent as its agent to receive all such presentations, surrenders, notices and demands.

        The Company will also maintain an office or agency where Securities may be presented for conversion (which may be the office of the Trustee described above if consented to by the Trustee). The Company will give written notice to the Trustee of the location and any change in the office. If at any time the Company shall fail to maintain such office, Securities may be presented for conversion at the office of the Company.

        The Company may from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

        Section 1003.    Money for Security Payments to Be Held in Trust.

        If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest on any of the Securities, segregate and hold in trust for the benefit of the Holders entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

        If the Company is not acting as Paying Agent, the Company will, before each due date of the principal of, premium, if any, or interest on any Securities, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

        If the Company is not acting as Paying Agent, the Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (a)   hold all sums held by it for the payment of the principal of, premium, if any, or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (b)   give the Trustee notice of any Default by the Company (or any other obligor upon the Securities) in the making of any payment of principal, premium, if any, or interest;

          (c)   at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

          (d)   acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and disabilities of such Paying Agent.

        The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

        In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee shall serve as the Paying Agent.

        Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall promptly be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will promptly be repaid to the Company.

        Section 1004.    Corporate Existence.

        Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence and related rights and franchises (charter and statutory) of the Company and each Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise or the corporate existence of any such Subsidiary if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof would not reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder; and provided, further, however, that the foregoing shall not prohibit a sale, transfer or conveyance of a Subsidiary or any of its assets in compliance with the terms of this Indenture.

        Section 1005.    Payment of Taxes and Other Claims.

        The Company will pay or discharge or cause to be paid or discharged, on or before the date the same shall become due and payable, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary shown to be due on any return of the Company or any Subsidiary or otherwise assessed or upon the income, profits or property of the Company or any Subsidiary if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder and (b) all lawful claims for labor, materials and supplies, which, if unpaid, would by law become a Lien upon the property of the Company or any Subsidiary, except for any Lien if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and in respect of which appropriate reserves (in the good faith judgment of management of the Company) are being maintained in accordance with generally accepted accounting principles consistently applied.

        Section 1006.    Maintenance of Properties.

        The Company will cause all material properties owned by the Company or any Subsidiary or used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be consistent with sound business practice and necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not reasonably expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder.

        Section 1007.    Insurance.

        The Company will at all times keep all of its and its Subsidiaries' properties which are of an insurable nature insured with insurers, believed by the Company to be responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties.

        Section 1008.    Provision of Financial Statements.

        (a)   Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company shall, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Sections 13(a) or 15(d) if the Company were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Sections and (y) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder at the Company's cost.

        Notwithstanding the foregoing, but solely to the extent permitted by the Trust Indenture Act, if the Company merges or consolidates with or sells, assigns, transfers, conveys or otherwise disposes of all or substantially all of its assets to a direct or indirect Wholly-Owned Subsidiary of the Company in a transaction or series of transactions in which such Subsidiary assumes all or substantially all of the Indebtedness of the Company (other than the Securities) and the Company remains the obligor on the Securities, and as a result of such transactions the Company and this Wholly-Owned Subsidiary are permitted by the rules and regulations of the Commission with respect to these Securities to file and/or submit periodic reports collectively on behalf of the consolidated Company, then in such event the Company shall be deemed to comply with the Commission filing requirement contained in this Section 1008(a) to the extent the filings by the Company together with such Wholly-Owned Subsidiary comply with the rules and regulations of the Commission with respect to these Securities. Notwithstanding the foregoing, nothing in this paragraph shall be deemed to relieve the Company of its obligations under the Trust Indenture Act.

        (b)   So long as any of the Securities remain outstanding, the Company will make available to any prospective purchaser of Securities or beneficial owner of Securities in connection with any sale of Securities the information required by Rule 144A(d)(4) under the Securities Act, until such time as the Holders of Securities have disposed of such Securities pursuant to an effective registration statement under the Securities Act.

        Section 1009.    Statement by Officers as to Default.

        (a)   The Company will deliver to the Trustee, on or before a date not more than 60 days after the end of each fiscal quarter and not more than 120 days after the end of each fiscal year of the Company ending after the date hereof, a written statement signed by two executive officers of the Company, one of whom shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not, after a review of the activities of the Company during such year or such quarter and of the Company's performance under this Indenture, to the best knowledge, based on such review, of the signers thereof, the Company has fulfilled all its obligations and is in compliance with all conditions and covenants under this Indenture throughout such year or quarter, as the case may be, and, if there has been a Default specifying each Default and the nature and status thereof.

        (b)   When any Default or Event of Default has occurred and is continuing, or if the Trustee or any Holder or the trustee for or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness in the principal amount of less than $10,000,000), the Company shall deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy an Officers' Certificate specifying such Default, Event of Default, notice or other action within five Business Days of its occurrence.

        Section 1010.    Waiver of Certain Covenants.

        The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1006 through 1008, if, before or after the time for such compliance, the Holders of not less than a majority in aggregate Principal Amount at Issuance of the Securities at the time Outstanding shall, by Act of such Holders, waive such compliance in such instance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

        Section 1101.    Rights of Redemption.

        The Securities may be redeemed, at the Company's option, in whole or from time to time in part, for cash, at any time on or after January 15, 2011, upon not less than 30 nor more than 60 days' prior notice by first class mail to each Holder of Securities to be redeemed at its address appearing in the Security Register and prior to the Stated Maturity of the Securities, at a redemption price (the "Redemption Price") equal to the Accreted Principal Price of the Security so redeemed plus accrued and unpaid cash interest (including Contingent Cash Interest and Additional Interest) to but not including the Redemption Date. The Redemption Prices on January 15, 2011 and on each subsequent July 15 and January 15 thereafter prior to July 15, 2018 and on July 15, 2018 are set forth in the table below. In addition to the Redemption Prices set forth on such table, the Redemption Price between the dates listed would be the Accreted Principal Price plus accrued and unpaid cash interest (including Contingent Cash Interest and Additional Interest) to but excluding the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an

Interest Payment Date) that has accrued on a Security since the immediately preceding date on which interest was paid.

	(1) Principal Amount at Issuance	(2) Accrued Principal Accretion	(3) Accreted Principal Price (1)+(2)
Redemption Date
January 15, 2011	$1,000.00	$0.00	$1,000.00
July 15, 2011	1,000.00	14.38	1,014.38
January 15, 2012	1,000.00	29.10	1,029.10
July 15, 2012	1,000.00	44.18	1,044.18
January 15, 2013	1,000.00	59.64	1,059.64
July 15, 2013	1,000.00	75.47	1,075.47
January 15, 2014	1,000.00	91.68	1,091.68
July 15, 2014	1,000.00	108.29	1,108.29
January 15, 2015	1,000.00	125.30	1,125.30
July 15, 2015	1,000.00	142.73	1,142.73
January 15, 2016	1,000.00	160.59	1,160.59
July 15, 2016	1,000.00	178.88	1,178.88
January 15, 2017	1,000.00	197.61	1,197.61
July 15, 2017	1,000.00	216.80	1,216.80
January 15, 2018	1,000.00	236.46	1,236.46
July 15, 2018	1,000.00	256.60	1,256.60

        If any Security is to be redeemed in part only, a new Security in Principal Amount at Issuance equal to the unredeemed portion of Principal Amount at Issuance will be issued. If a portion of a Holder's Securities is selected for partial redemption and such Holder converts a portion of its Securities, the converted portion will be deemed to be of the portion selected for redemption.

        No sinking fund is provided for the Securities.

        Section 1102.    Applicability of Article.

        Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

        Section 1103.    Election to Redeem; Notice to Trustee.

        The election of the Company to redeem any Securities pursuant to Section 1101 shall be evidenced by a Company Order and an Officers' Certificate. In case of any redemption at the election of the Company, the Company shall, not less than 45 nor more than 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Securities to be redeemed.

        Section 1104.    Selection by Trustee of Securities to Be Redeemed.

        If less than all the Securities are to be redeemed, the particular Securities or portions thereof to be redeemed shall be selected not more than 35 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, pro rata, by lot or such other method as the Trustee shall deem fair and reasonable, and the amounts to be redeemed may be equal to $1,000 of aggregate Principal Amount at Issuance or any integral multiple thereof.

        The Trustee shall promptly notify the Company and the Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

        For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the Principal Amount at Issuance of such Security which has been or is to be redeemed.

        If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection.

        Section 1105.    Notice of Redemption.

        Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

        All notices of redemption shall state:

          (a)   the Redemption Date;

          (b)   the Redemption Price, or if then not ascertainable, the manner of calculation thereof;

          (c)   the Conversion Rate;

          (d)   the name and address of the Paying Agent and Conversion Agent;

          (e)   that Securities called for redemption may be converted at any time before the close of business on the second Business Day immediately preceding the Redemption Date, even if not otherwise convertible at such time;

          (f)    that Holders who want to convert Securities must satisfy the requirements set forth in Article IV of the Indenture and in the Securities;

          (g)   if less than all Outstanding Securities are to be redeemed, the identification of the particular Securities to be redeemed;

          (h)   in the case of a Security to be redeemed in part, the Principal Amount at Issuance of such Security to be redeemed and that after the Redemption Date upon surrender of such

  Security, new Security or Securities in the aggregate Principal Amount at Issuance equal to the unredeemed portion thereof will be issued;

          (i)    that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

          (j)    that on the Redemption Date the Redemption Price will become due and payable upon each such Security or portion thereof, and that (unless the Company shall default in payment of the Redemption Price) interest (including Contingent Cash Interest and Additional Interest) thereon and Principal Accretion shall cease to accrue on and after said date;

          (k)   the place or places where such Securities are to be surrendered for payment of the Redemption Price; and

          (l)    the CUSIP number, if any, relating to such Securities.

        Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's written request, by the Trustee in the name and at the expense of the Company (with the notice having been prepared by the Company).

        The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice to any Holder of any Security designated for redemption as a whole or in part, or any defect in any such notice, shall not affect the validity of the proceedings for the redemption of any other Security.

        Section 1106.    Deposit of Redemption Price.

        On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in same day funds sufficient to pay the Redemption Price of and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities or portions thereof which are to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Trustee or the Paying Agent shall as promptly as possible return to the Company any money not required for that purpose because of the conversion of Securities pursuant to Article IV hereof. When the Redemption Date falls on an Interest Payment Date, payments of interest due on such date are to be paid as provided hereunder as if no such redemption were occurring.

        Section 1107.    Securities Payable on Redemption Date.

        Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price together with accrued interest to but not including the Redemption Date except for Securities that are converted in accordance with the terms of this Indenture; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 309.

        If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate borne by such Security.

        Section 1108.    Securities Redeemed or Purchased in Part.

        Any Security which is to be redeemed or purchased only in part shall be surrendered to the Paying Agent at the office or agency maintained for such purpose pursuant to Section 1002 (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Security Registrar or the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount at Issuance equal to, and in exchange for, the unredeemed portion of the principal of the Security so surrendered that is not redeemed or purchased.

        Section 1109.    Conversion Arrangement on Call for Redemption.

        In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment banks or other purchasers to purchase such Securities by paying to the Trustee in trust for the Holders, on or prior to the Redemption Date, an amount that, together with any amounts deposited with the Trustee by the Company for the redemption of such Securities, is not less than the Redemption Price of, and any accrued and unpaid interest with respect to, such Securities. Notwithstanding anything to the contrary contained in this Article Eleven, the obligation of the Company to pay the Redemption Price of such Securities shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Securities not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article IV) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Business Day prior to the Redemption Date, subject to payment of the above amount as aforesaid. The Trustee shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase and conversion in the same manner as it would moneys deposited with it by the Company for the redemption of Securities. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

ARTICLE TWELVE

SUBORDINATION OF SECURITIES

        Section 1201.    Securities Subordinate to Senior Indebtedness.

        The Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the Indebtedness represented by the Securities and the payment of the principal of, premium, if any, and interest on each and all of the Securities and all other Indenture Obligations are hereby expressly made subordinate and subject in right of payment as provided in this Indenture to the prior payment in full, in cash or Cash Equivalents or in any other form as acceptable to the holders of Senior Indebtedness, of all Senior Indebtedness, whether outstanding on the date of the Indenture or thereafter incurred.

        This Article Twelve shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold Senior Indebtedness; and such provisions are made for the benefit of the holders of Senior Indebtedness; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

        Section 1202.    Payment Over of Proceeds Upon Dissolution, etc.

        In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of the Company, then and in any such event:

        (1)   the holders of Senior Indebtedness shall be entitled to receive payment in full in cash or Cash Equivalents or in any other form as acceptable to the holders of Senior Indebtedness, of all amounts due on or in respect of all Senior Indebtedness, before the Holders of the Securities are entitled to receive any payment or distribution of any kind or character (excluding Permitted Junior Securities) on account of the principal of, premium, if any, or interest (including Contingent Cash Interest) on the Securities or any other Indenture Obligations; and

        (2)   any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (excluding Permitted Junior Securities), by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash or Cash Equivalents or in any other form as acceptable to the holders of Senior Indebtedness, of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

        (3)   in the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, in respect of principal, premium, if any, and interest on the Securities or any other Indenture Obligations before all Senior Indebtedness is paid in full, then and in such event such payment or distribution (excluding Permitted Junior Securities) shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash or Cash Equivalents or in any other form as acceptable to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

        The consolidation of the Company with, or the merger of the Company with or into, another Person or the liquidation or dissolution of the Company following the sale, assignment, conveyance, transfer, lease or other disposal of all or substantially all of the Company's properties or assets to another Person upon the terms and conditions set forth in Article Eight shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this Section if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by sale, assignment, conveyance, transfer, lease or other disposal of all or substantially all of the Company's properties or assets, as the case may be, shall, as a part of such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposal, comply with the conditions set forth in Article Eight.

        Section 1203.    Suspension of Payment When Senior Indebtedness in Default.

        (a)   Unless Section 1202 shall be applicable, upon the occurrence of a Payment Default, no payment or distribution of any assets of the Company of any kind or character (excluding Permitted Junior Securities) shall be made by the Company on account of principal of, premium, if any, or interest (including Contingent Cash Interest and Additional Interest) on, the Securities or any other Indenture Obligations or on account of the purchase, redemption, or other acquisition of or in respect of the Securities unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or the Designated Senior Indebtedness with respect to which such Payment Default shall have occurred shall have been discharged or paid in full in cash or Cash Equivalents or in any other form as acceptable to the holders of Senior Indebtedness, after which the Company shall resume making any and all required payments in respect of the Securities, including any missed payments.

        (b)   Unless Section 1202 shall be applicable, upon (1) the occurrence of a Non-payment Default and (2) after receipt by the Trustee and the Company from a representative of the holders of any Designated Senior Indebtedness (a "Senior Representative") of written notice of such occurrence, no payment or distribution of any assets of the Company of any kind or character (excluding Permitted Junior Securities) shall be made by the Company on account of any principal of, premium, if any, or interest (including Contingent Cash Interest) on, the Securities or any other Indenture Obligations or on account of the purchase, redemption, or other acquisition of or in respect of Securities for a period ("Payment Blockage Period") commencing on the date of receipt by the Trustee of such notice unless and until the earliest of (subject to any blockage of payments that may then or thereafter be in effect under subsection (a) of this Section 1203) (x) 179 days having elapsed since receipt of such written notice by the Trustee (provided any Designated Senior Indebtedness as to which notice was given shall theretofore have not been accelerated), (y) the date such Non-payment Default and all other Non-payment Defaults as to which notice is also given after such period is initiated shall have been cured or waived or shall have ceased to exist or the Designated Senior Indebtedness related thereto shall have been discharged or paid in full in cash or Cash Equivalents or in any other form as acceptable to the holders of Designated Senior Indebtedness, or (z) the date on which such Payment Blockage Period (and all Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) shall have been terminated by written notice to the Company or the Trustee from the Senior Representative, or the holders of at least a majority of the Designated Senior Indebtedness, that initiated such Payment Blockage Period, after which, in each such case, the Company shall promptly resume making any and all required payments in respect of the Securities, including any missed payments. Notwithstanding any other provision of this Indenture, in no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Company or the Trustee of the notice referred to in clause (2) of this paragraph (b) (the "Initial Blockage Period"). Any number of notices of Non-payment Defaults may be given during the Initial Blockage Period; provided that during any 365-day consecutive period only one Payment Blockage Period during which payment of principal of, or interest on, the Securities may not be made may commence and the duration of the Payment Blockage Period may not exceed 179 days. No Non-payment Default with respect to Designated Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such default shall have been cured or waived for a period of not less than 90 consecutive days.

        (c)   In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, then and in such event such payment shall be paid over and delivered forthwith to a Senior Representative of the holders of the Designated Senior Indebtedness or as a court of competent jurisdiction shall direct.

        Section 1204.    Payment Permitted if No Default.

        Nothing contained in this Article, elsewhere in this Indenture or in any of the Securities shall prevent the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 1202 or under the conditions described in Section 1203, from making payments at any time of principal of, premium, if any, or interest (including Contingent Cash Interest and Additional Interest) on the Securities.

        Section 1205.    Subrogation to Rights of Holders of Senior Indebtedness.

        Subject to the payment in full of all Senior Indebtedness in cash or Cash Equivalents or in any other form as acceptable to the holders of Senior Indebtedness, the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness, until the principal of, premium, if any, and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness, of any cash, property or securities to which the Holders or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness, by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

        Section 1206.    Provisions Solely to Define Relative Rights.

        The provisions of this Article are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of, premium, if any, and interest (including Contingent Cash Interest and Additional Interest) on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness (1) in any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 1202, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 1203, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 1203(c).

        Section 1207.    Trustee to Effectuate Subordination.

        Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the Indebtedness of the Company owing to such Holder in the form required in such proceedings and the causing of such claim to be approved.

        Section 1208.    No Waiver of Subordination Provisions.

        (a)   No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

        (b)   Without limiting the generality of Subsection (a) of this Section and notwithstanding any other provision contained herein, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection or payment of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company and any other Person; provided, however, that in no event shall any such actions limit the right of the Holders of the Securities to take any action to accelerate the maturity of the Securities in accordance with the provisions set forth in Article Five or to pursue any rights or remedies under this Indenture or under applicable laws if the taking of such action does not otherwise violate the terms of this Article.

        Section 1209.    Notice to Trustee.

        (a)   The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities or other Indenture Obligations. Notwithstanding the provisions of this Article or any provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from a Senior Representative or any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Security or other Indenture Obligations), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Senior Indebtedness or any trustee, fiduciary or agent thereof, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it after such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate to such effect.

        (b)   The Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee and the Company by a Person representing himself to be a Senior Representative or a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a Senior Representative or a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor); provided, however, that failure to give such notice to the Company shall not affect in any way the ability of the Trustee to rely on such notice. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

        Section 1210.    Reliance on Judicial Order or Certificate of Liquidating Agent.

        Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article, provided that the foregoing shall apply only if such court has been fully apprised of the provisions of this Article.

        Section 1211.    Rights of Trustee as a Holder of Senior Indebtedness; Preservation of Trustee's Rights.

        The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 606.

        Section 1212.    Article Applicable to Paying Agents.

        In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting under this Indenture, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 1211 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

        Section 1213.    No Suspension of Remedies.

        Nothing contained in this Article shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Article Five and as set forth in this Indenture or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article of the holders, from time to time, of Senior Indebtedness to receive the cash, property or securities receivable upon the exercise of such rights or remedies.

        Section 1214.    Trustee's Relation to Senior Indebtedness.

        With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Article against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and the Trustee shall not be liable to any holder of Senior Indebtedness if it shall mistakenly in the absence of gross negligence or willful misconduct pay over or deliver to

Holders, the Company or any other Person moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

        Section 1215.    Modification to Corporate Structure.

        If the Company transfers all or substantially all of its assets to a Wholly-Owned Subsidiary of the Company which would hold all or substantially all of the Company's broadcast operations and this Wholly-Owned Subsidiary becomes the primary obligor under substantially all of the Company's Indebtedness other than the Securities (including Indebtedness under the Bank Credit Agreement and the Company's senior subordinated notes), the Securities will remain Indebtedness of the Company and will be deemed to be Senior Indebtedness of the Company (ranking pari passu will all of the Company's remaining unsubordinated Indebtedness) and the subordination provisions in this Article Twelve will cease to be applicable or enforceable.

        In addition, any notes or securities issued by the Company after the Issue Date which are not guaranteed by the Company's Subsidiaries (which generate more than 50% of the Company's consolidated assets and more than 50% of its consolidated revenue) may not rank senior in right of payment to the Securities.

ARTICLE THIRTEEN

SATISFACTION AND DISCHARGE

        Section 1301.    Satisfaction and Discharge of Indenture.

        When (1) the Company shall deliver to the Registrar for cancellation all Securities theretofore authenticated (other than any Securities which have been destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) and not theretofore canceled, or (2) all the Securities not theretofore canceled or delivered to the Registrar for cancellation shall have (a) been deposited for conversion and the Company shall deliver to the Holders shares of Common Stock sufficient to pay all amounts owing in respect of all Securities (other than any Securities which shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore canceled or delivered to the Registrar for cancellation or (b) become due and payable on their Stated Maturity, Optional Repurchase Date, Fundamental Change Repurchase Date or Redemption Date, as applicable, and the Company shall deposit with the Trustee cash sufficient to pay all amounts owing in respect of all Securities (other than any Securities which shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore canceled or delivered to the Registrar for cancellation, including the Principal Amount at Issuance, Principal Accretion, Accreted Principal Price, and interest (including Contingent Cash Interest and Additional Interest, if any) accrued and unpaid to such Stated Maturity, Optional Repurchase Date, Fundamental Change Repurchase Date or Redemption Date, as the case may be, and if in either case (1) or (2) the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then the Indenture with respect to the Securities shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Securities; (ii) rights hereunder of Holders to receive payments of the amounts then due, including interest (including Contingent Cash Interest, if any) and Additional Interest with respect to the Securities and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee; and (iii) the rights, obligations and immunities of the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar under the Indenture with respect to the Securities), and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as required by Section 1303 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging the Indenture with respect to the Securities.

        Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee and Conversion Agent under Section 606 and, if United States dollars shall have been deposited with the Trustee pursuant to this Section, the obligations of the Trustee under Section 1302 and the last paragraph of Section 1003 shall survive.

        Subject to the provisions of the last paragraph of Section 1003, all United States dollars deposited with the Trustee pursuant to Section 1031 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture (Including, without limitation, Section 605), to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium, if any, and interest on the Securities for whose payment such United States dollars have been deposited with the Trustee.

        Section 1302.    Reinstatement.

        If the Trustee or the Paying Agent is unable to apply any money to the Holders entitled thereto by reason of any order or judgment of any court of governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under the Indenture with respect to the Securities and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 1301 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with the Indenture and the Securities to the Holders entitled thereto; provided, however, that if the Company makes any payment of principal amount or interest (including Contingent Cash Interest and Additional Interest) of any Securities following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

        Section 1303.    Officers' Certificate; Opinion of Counsel.

        Upon any application or demand by the Company to the Trustee to take any action under Section 1301, the Company shall furnish to the Trustee (A) an Officers' Certificate stating that all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with and that such satisfaction and discharge will not result in a breach or violation of or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which the Company is bound, and (B) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

        Opinions of counsel required to be delivered under this Section may have qualifications customary for opinions of the type required and counsel delivering such Opinions of counsel may rely on certificates of the Company or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.

ARTICLE FOURTEEN

PURCHASE OF SECURITIES AT THE OPTION OF HOLDERS UPON A FUNDAMENTAL CHANGE

        Section 1401.    Fundamental Change Put.

        (a)   In the event that a Fundamental Change shall occur, each Holder shall have the right, at the Holder's option, but subject to the provisions of this Section 1401 hereof, to require the Company to repurchase, and upon the exercise of such right, the Company shall repurchase, all of such Holder's Securities not theretofore called for redemption, or any portion of the Principal Amount at Issuance thereof that is equal to $1,000 or an integral multiple thereof, as directed by such Holder pursuant to this Section 1401, on the date (the "Fundamental Change Repurchase Date") that is a Business Day no later than 35 Business Days after the date of notice pursuant to Section 1401(b) of the occurrence of a

Fundamental Change (subject to extension to comply with applicable law). The Company shall be required to purchase such Securities at a purchase price in cash equal to the Accreted Principal Price and any accrued and unpaid cash interest (including Contingent Cash Interest and Additional Interest) to, but excluding, the Fundamental Change Repurchase Date; provided, however, that installments of interest (including Contingent Cash Interest and Additional Interest) on Securities which interest is payable prior to or on the Fundamental Change Repurchase Date shall be payable to the Holders of such Securities, registered as such on the relevant Regular Record Date.

        (b)   On or before the 20th day after the occurrence of a Fundamental Change, the Company shall mail a written notice of the Fundamental Change to the Trustee (and the Paying Agent if the Trustee is not then acting as Paying Agent) and to all Holders at their addresses shown in the Security Register of the Registrar, and to beneficial owners as required by applicable law. The notice shall include the form of a Fundamental Change Repurchase Notice to be completed by the Holder and shall state:

          (1)   the date of such Fundamental Change and, briefly, the events causing such Fundamental Change;

          (2)   the date by which the Fundamental Change Repurchase Notice pursuant to this Section 1401 must be given;

          (3)   the Fundamental Change Repurchase Date;

          (4)   the Fundamental Change Repurchase Price;

          (5)   the name and address of each Paying Agent and Conversion Agent;

          (6)   the Conversion Rate and any adjustments thereto;

          (7)   that Securities as to which a Fundamental Change Repurchase Notice has been given may be converted into Common Stock pursuant to Article IV of this Indenture only to the extent that the Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

          (8)   the procedures that the Holder must follow to exercise rights under this Section 1401 and a brief description of such rights;

          (9)   that Securities must be surrendered to the Paying Agent to collect payments of the Fundamental Change Repurchase Price and interest, if any;

          (10) briefly, the conversion rights of the Securities, and that the Holder must satisfy the requirements set forth in this Indenture in order to convert the Securities;

          (11) the procedures for withdrawing a Fundamental Change Repurchase Notice, including a form of notice of withdrawal;

          (12) that, unless the Company defaults in making payment of such Fundamental Change Repurchase Price, cash interest (including Contingent Cash Interest and Additional Interest), if any, and Principal Accretion on Securities surrendered for purchase will cease to accrue on and after the Fundamental Change Repurchase Date; and

          (13) the CUSIP number of the Securities.

        At the Company's request, the Trustee or the Paying Agent shall give such notice in the Company's name and at the Company's expense; provided, however, that in all cases, the text of such notice shall be prepared by the Company.

        If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the repurchase of Global Securities.

        Simultaneously with providing such notice, the Company will publish a notice containing this information in a newspaper of general circulation in the City of New York or publish the information on its website or through such other public medium as the Company may use at that time.

        (c)   A Holder may exercise its rights specified in subsection (a) of this Section 1401 upon delivery of a written notice (which shall be in substantially the form included on the reverse side of the Securities entitled "Option of Holder to Elect Purchase" and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of the exercise of such rights (a "Fundamental Change Repurchase Notice") to any Paying Agent at any time on or before the 30th Business Day after the date of the Company's notice of the Fundamental Change (subject to extension to comply with applicable law).

        The Fundamental Change Repurchase Notice delivered by a Holder shall state (i) if certificated Securities, the certificate number or numbers of the Security or Securities which the Holder will deliver to be purchased (if not certificated, the notice must comply with appropriate Depositary procedures), (ii) the portion of the Principal Amount at Issuance of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof, and (iii) that such Security shall be purchased pursuant to the terms and conditions specified in the Securities and this Indenture.

        Delivery of a Security to the Paying Agent by book-entry transfer or physical delivery prior to, on or after the Fundamental Change Repurchase Date (together with all necessary endorsements) at the offices of the Paying Agent is a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided, however, that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 1401 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice, as determined by the Company.

        The Company shall purchase from the Holder thereof, pursuant to this Section 1401, a portion of a Security if the Principal Amount at Issuance of such portion is $1,000 or an integral multiple of $1,000. Provisions of the Indenture that apply to the purchase of all of a Security pursuant to Sections 1401 through 1406 also apply to the purchase of such portion of such Security.

        Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Fundamental Change Repurchase Notice contemplated by this subsection (c) shall have the right to withdraw such Fundamental Change Repurchase Notice in whole or in a portion thereof that is a Principal Amount at Issuance of $1,000 or in an integral multiple thereof at any time prior to the close of business on the Business Day next preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 1402.

        A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written withdrawal thereof.

        Anything herein to the contrary notwithstanding, in the case of Global Securities, any Fundamental Change Repurchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

        Section 1402.    Effect of Fundamental Change Repurchase Notice.

        Upon receipt by any Paying Agent of the Fundamental Change Repurchase Notice specified in Section 1401(c), the Holder of the Security in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn as specified below) thereafter be entitled to receive the Fundamental Change Repurchase Price with respect to such Security. Such Fundamental Change Repurchase Price shall be paid to such Holder promptly following the later of (a) the Fundamental Change Repurchase Date with respect to such Security (provided the conditions in Section 1401(c) have been satisfied) and (b) the time of book-entry transfer or delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 1401(c). Securities in respect of which a Fundamental Change Repurchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock on or after the date of the delivery of such Fundamental Change Repurchase Notice unless such Fundamental Change Repurchase Notice has first been validly withdrawn.

        A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice (which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying (i) the Principal Amount at Issuance of the Security or portion thereof (which must be a Principal Amount at Issuance of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted, (ii) if certificated Securities have been issued, the certificate numbers of the withdrawn Securities, or if not certificated, such notice must comply with appropriate Depositary procedures, and (iii) the Principal Amount at Issuance, if any, which remains subject to the Fundamental Change Repurchase Notice.

        Section 1403.    Deposit of Fundamental Change Repurchase Price.

        On or before 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Company shall deposit with the Trustee or with a Paying Agent (other than the Company or an Affiliate of the Company) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Securities or portions thereof that are to be purchased as of such Fundamental Change Repurchase Date. The manner in which the deposit required by this Section 1403 is made by the Company shall be at the option of the Company, provided that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Fundamental Change Repurchase Date.

        If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Fundamental Change Repurchase Price of any Security for which a Fundamental Change Repurchase Notice has been tendered and not withdrawn in accordance with this Indenture then, on the Fundamental Change Repurchase Date, such Security will cease to be outstanding and interest, including any Contingent Cash Interest and Additional Interest, if any, and Principal Accretion on the Securities will cease to accrue (whether or not book-entry transfer of the Securities is made or whether or not the Securities are delivered to the Paying Agent) and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Fundamental Change Repurchase Price and any previously accrued and unpaid interest (including any Contingent Cash Interest and Additional Interest) upon delivery or transfer of the Securities). The Company shall publicly announce the Principal Amount at Issuance of Securities purchased as a result of such Fundamental Change on or as soon as practicable after the Fundamental Change Repurchase Date.

        Section 1404.    Securities Purchased in Part.

        Any Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent and promptly after the Fundamental Change Repurchase Date the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate Principal Amount at Issuance equal to, and in exchange for, the portion of the Principal Amount at Issuance of the Security so surrendered that is not purchased.

        Section 1405.    Compliance with Securities Laws Upon Purchase of Securities    .

        In connection with any offer to purchase or purchase of Securities under Section 1401, the Company shall (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor to either such Rule), if applicable, under the Exchange Act, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase or purchase of Securities, all so as to permit the rights of the Holders and obligations of the Company under Sections 1401 through 1406 to be exercised in the time and in the manner specified therein.

        Section 1406.    Repayment to the Company.

        To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 1403 exceeds the aggregate Fundamental Change Repurchase Price together with interest (including Contingent Cash Interest and Additional Interest), if any, thereon of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Fundamental Change Repurchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company.

ARTICLE FIFTEEN

PURCHASE OF SECURITIES AT THE OPTION OF HOLDERS

        Section 1501.    Optional Put.

        (a)   Securities shall be purchased by the Company for cash on January 15, 2011 (the "Optional Repurchase Date") at a price of $1,000 per $1,000 of Principal Amount at Issuance plus any accrued and unpaid cash interest (including Contingent Cash Interest and Additional Interest) to but not including the Optional Repurchase Date (the "Optional Repurchase Price"), at the option of the Holder thereof.

        (b)   On a date not less than 20 Business Days prior to the Optional Repurchase Date, the Company shall mail a written notice to the Trustee (and the Paying Agent if the Trustee is not then acting as Paying Agent) and to all Holders at their addresses shown in the Security Register of the Registrar, and to beneficial owners as required by applicable law. The notice shall include the form of an Optional Repurchase Notice to be completed by the Holder and shall state:

          (1)   the date by which the Optional Repurchase Notice pursuant to this Section 1402 must be given;

          (2)   the Optional Repurchase Date;

          (3)   the Optional Repurchase Price;

          (4)   the name and address of each Paying Agent and the Conversion Agent;

          (5)   the Conversion Rate and any adjustments thereto;

          (6)   that Securities as to which an Optional Repurchase Notice has been given may be converted into Common Stock pursuant to Article IV of this Indenture only to the extent that the Optional Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

          (7)   the procedures that the Holder must follow to exercise rights under this Section 1501 and a brief description of such rights;

          (8)   that Securities must be surrendered to the Paying Agent to collect payment of the Optional Purchase Price and interest, if any;

          (9)   briefly, the conversion rights of the Securities, and that the Holder must satisfy the requirements set forth in this Indenture in order to convert the Securities;

          (10) the procedures for withdrawing an Optional Repurchase Notice, including a form of notice of withdrawal;

          (11) that, unless the Company defaults in making payment of such Optional Repurchase Price, cash interest (including Contingent Cash Interest and Additional Interest), if any, and Principal Accretion on Securities surrendered for purchase will cease to accrue on and after the Optional Repurchase Date; and

          (12) the CUSIP number of the Securities.

        At the Company's request, the Trustee or the Paying Agent shall give such notice in the Company's name and at the Company's expense; provided, however, that in all cases, the text of such notice shall be prepared by the Company.

        If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the repurchase of Global Securities.

        Simultaneously with providing such notice, the Company will publish a notice containing this information in a newspaper of general circulation in the City of New York or publish the information on its website or through such other public medium as the Company may use at that time.

        (c)   A Holder may exercise its rights specified in subsection (a) of this Section 1501 upon delivery of a written notice (which shall be in substantially the form included on the reverse side of the Securities entitled "Option of Holder to Elect Purchase" and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of the exercise of such rights (an "Optional Repurchase Notice") to any Paying Agent at any time from the opening of business on the date that is 20 Business Days prior to the Optional Repurchase Date until the close of business on the Optional Repurchase Date.

        The Optional Repurchase Notice delivered by a Holder shall state (i) if certificated Securities have been issued, the certificate number or numbers of the Security or Securities which the Holder will deliver to be purchased (if not certificated, the notice must comply with appropriate Depositary procedures), (ii) the portion of the Principal Amount at Issuance of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof, and (iii) that such Security shall be purchased pursuant to the terms and conditions specified in this Indenture.

        Delivery of a Security to the Paying Agent by book-entry transfer or physical delivery prior to, on or after the Optional Repurchase Date (together with all necessary endorsements) at the offices of the Paying Agent is a condition to receipt by the Holder of the Optional Repurchase Price therefor; provided, however, that such Optional Repurchase Price shall be so paid pursuant to this Section 1501 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Optional Repurchase Notice, as determined by the Company.

        The Company shall purchase from the Holder thereof, pursuant to this Section 1501, a portion of a Security if the Principal Amount at Issuance of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security pursuant to Sections 1501 through 1506 also apply to the purchase of such portion of such Security.

        Any purchase by the Company contemplated pursuant to the provisions of this Section 1501 shall be consummated by the delivery of the consideration to be received by the Holder (together with accrued and unpaid cash interest, if any) promptly following the later of the Optional Repurchase Date and the time of delivery of the Security. The Optional Repurchase Price may only be paid in cash.

        Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Optional Repurchase Notice contemplated by this Section 1501 shall have the right to withdraw such Optional Repurchase Notice at any time prior to the close of business on the Optional Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 1502.

        The Paying Agent shall promptly notify the Company of the receipt by it of any Optional Repurchase Notice or written notice of withdrawal thereof.

        Anything herein to the contrary notwithstanding, in the case of Global Securities, any Optional Repurchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

        (d)   The Company may at its option add additional dates on which Holders would have the right to require the Company to repurchase Securities. The Company would be required to provide 60 days advance notice to Holders of its nonbinding intention to add additional dates.

        (e)   There shall be no purchase of any Securities pursuant to this Section 1501 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Optional Repurchase Notice) and is continuing an Event of Default (other than a default in the payment of the Optional Repurchase Price and any accrued and unpaid cash interest with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which an Optional Repurchase Notice has been withdrawn in compliance with this Indenture or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Optional Repurchase Price and any accrued and unpaid cash interest with respect to such Securities) in which case, upon such return, the Optional Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

        Section 1502.    Effect of Optional Repurchase Notice.

        Upon receipt by any Paying Agent of the Optional Repurchase Notice specified in Section 1501, the Holder of the Security in respect of which such Repurchase Notice was given shall (unless such Optional Repurchase Notice is withdrawn as specified below) thereafter be entitled to receive the Optional Repurchase Price with respect to such Security. Such Optional Repurchase Price shall be paid to such Holder promptly following the later of (a) the Optional Repurchase Date with respect to such Security (provided the conditions in Section 1501 have been satisfied) and (b) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 1501. Securities in respect of which an Optional Repurchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock on or after the date of the delivery of such Optional Repurchase Notice unless such Optional Repurchase Notice has first been validly withdrawn.

        An Optional Repurchase Notice may be withdrawn by means of a written notice (which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to the close of business on the Optional Repurchase Date, specifying (i) the Principal Amount at Issuance of the Security or portion thereof (which must be a Principal Amount at Issuance of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted, (ii) if certificated Securities have been issued, the certificate numbers of the withdrawn Securities, or if not certificated, such notice must comply with appropriate Depositary procedures, and (iii) the Principal Amount at Issuance, if any, which remains subject to the Optional Repurchase Notice.

        Section 1503.    Deposit of Optional Repurchase Price.

        On or before 11:00 a.m., New York City time, on the Optional Repurchase Date, the Company shall deposit with the Trustee or with a Paying Agent (other than the Company or an Affiliate of the Company) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Optional Repurchase Price of all the Securities or portions thereof that are to be purchased as of such Optional Repurchase Date. The manner in which the deposit required by this Section 1503 is made by the Company shall be at the option of the Company, provided that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Optional Repurchase Date.

        If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Optional Repurchase Price of any Security for which an Optional Repurchase Notice has been tendered and not withdrawn in accordance with this Indenture then, on the Optional Repurchase Date, such Security will cease to be outstanding and interest, including any Contingent Cash Interest and Additional Interest, if any, and Principal Accretion on the Securities will cease to accrue (whether or not book-entry transfer of the Securities is made or whether or not the Securities are delivered to the Paying Agent) and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Optional Repurchase Price and any previously accrued and unpaid interest (including any Contingent Cash Interest and Additional Interest) upon delivery or transfer of the Securities). The Company shall publicly announce the Principal Amount at Issuance of Securities purchased pursuant to this Article XV on or as soon as practicable after the Optional Repurchase Date.

        Section 1504.    Securities Purchased in Part.

        Any Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent and promptly after the Optional Repurchase Date the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate Principal Amount at Issuance equal to, and in exchange for, the portion of the Principal Amount at Issuance of the Security so surrendered that is not purchased.

        Section 1505.    Compliance with Securities Laws Upon Purchase of Securities.

        In connection with any offer to purchase or purchase of Securities under Section 1501, the Company shall (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor to either such Rule), if applicable, under the Exchange Act, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase or purchase of Securities, all so as to permit the rights of the Holders and obligations of the Company under Sections 1501 through 1506 to be exercised in the time and in the manner specified therein.

        Section 1506.    Repayment to the Company.

        To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 1503 exceeds the aggregate Optional Repurchase Price together with interest (including Contingent Cash Interest and Additional Interest), if any, thereon of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Optional Repurchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company.

ARTICLE SIXTEEN

CONTINGENT CASH INTEREST

        Section 1601.    Contingent Cash Interest.

        The Company shall make Contingent Cash Interest payments to the Holders of Securities, as set forth in Section 1602 below, during any six month period from January 15 to July 14 and from July 15 to January 14, beginning with the six-month period commencing on January 15, 2011 (each a "Contingent Cash Interest Period") if the average Security Price for the applicable Five-Trading-Day Measurement Period to, but excluding, the day immediately preceding the first day of the relevant Contingent Cash Interest Period equals 120% or more of the Accreted Principal Price of such Security. During any Contingent Cash Interest Period when Contingent Cash Interest is payable pursuant to this section, each Contingent Cash Interest payment due and payable on each $1,000 Principal Amount at Issuance shall equal 0.375% per annum of the average Security Price for the five Trading Days in the Five-Trading-Day Measurement Period.

        Section 1602.    Payment of Contingent Cash Interest; Contingent Cash Interest Rights Preserved.

        Contingent Cash Interest will be payable only in cash. If payable, Contingent Cash Interest shall be paid on the last day of the applicable Contingent Cash Interest Period (in each case, a "Contingent Cash Interest Payment Date"). Contingent Cash Interest payments on any Security that are payable, and are punctually paid or duly provided for, on any Contingent Cash Interest Payment Date shall be paid to the Person who is the Holder of that Security on the 15th day preceding the last day of such Contingent Cash Interest Period. Each payment of Contingent Cash Interest on any Security shall be paid in the same manner as interest is paid on the Security.

        Upon determination that Holders of Securities will be entitled to receive Contingent Cash Interest during a Contingent Cash Interest Period, prior to the start of such Contingent Cash Interest Period, the Company will issue a press release and publish such information on its website (or otherwise widely disseminate such information) as soon as practicable.

        Section 1603.    Bid Solicitation Agent.

        The Company will appoint a Bid Solicitation Agent as soon as practicable. For purposes of compliance with this Article Sixteen, the Bid Solicitation Agent shall solicit bids from securities dealers which the Company indicates that it believes are willing to bid for the Securities. The Company may change the Bid Solicitation Agent at its discretion, but for purposes of compliance with this Article Sixteen the Bid Solicitation Agent may not be an Affiliate of the Company.

ARTICLE SEVENTEEN

TAX TREATMENT

        Section 1701.    Tax Treatment.

        The parties hereto hereby agree, and each Holder and each beneficial owner of a Security or a beneficial interest in a Security by its purchase of a Security or a beneficial interest in a Security hereby agrees, that (in the absence of any change in or amendment to the Code or the U.S. Treasury Regulations that requires a contrary treatment) for all United States federal income tax purposes:

          (a)   to treat the Securities as indebtedness of the Company;

          (b)   to treat the Securities as debt instruments that are subject to U.S. Treasury Regulations Section 1.1275-4(b); and

          (c)   to treat any payment of Common Stock to, and receipt of Common Stock by, a Holder or beneficial owner of a Security upon conversion of a Security or a beneficial interest in a Security

  (i) as a contingent payment under U.S. Treasury Regulations Section 1.1275-4(b) and (ii) as part of the "amount realized" (as defined in Section 1001(b) of the Code) upon a conversion of a Security; and

          (d)   to treat the possibility that the Company will pay Additional Interest in respect of the Securities as a contingency that is" remote" or "incidental" within the meaning of U.S. Treasury Regulations Section 1.1275-2(h).

        Section 1702.    Comparable Yield and Projected Payment Schedule.

        Solely for purposes of applying U.S. Treasury Regulation Section 1.1275-4 to the Securities:

          (a)   The Company hereby agrees, and each Holder and each beneficial owner of a Security or a beneficial interest in a Security by its purchase of a Security or a beneficial interest in a Security hereby agrees, that for all United States federal income tax purposes, it shall accrue interest with respect to outstanding Securities (in the case of the Company) or with respect to its Security or its beneficial interest in a Security (in the case of a Holder or beneficial owner) as original issue discount according to the "noncontingent bond method," as set forth in U.S. Treasury Regulations Section 1.1275-4(b) using a comparable yield of 9.25%, compounded semi-annually, (the "Comparable Yield") and the projected payment schedule attached as Annex 1 to this Indenture (the "Projected Payment Schedule");

          (b)   the Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount for United States federal income tax purposes (including daily rates and accrual periods) accrued on outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount that the Company determines to be relevant under the Code and the U.S. Treasury Regulations, as they are amended from time to time, including with respect to each calendar year the amount of any adjustment made under the noncontingent bond method to account for the amount of any difference between the aggregate amount of actual contingent payments made on the Securities during such calendar year and the aggregate amount of projected contingent payments set forth in the Projected Payment Schedule with respect to such calendar year; and

          (c)   the Company acknowledges and agrees, and each Holder and each beneficial owner of a Security or a beneficial interest in a Security, by its purchase of a Security or a beneficial interest in a Security hereby acknowledges and agrees, that (i) the Comparable Yield and the Projected Payment Schedule are not determined for any purpose other than for the purpose of applying U.S. Treasury Regulations Section 1.1275-4(b)(4) to the Securities and beneficial interests in the Securities and (ii) the Comparable Yield and the Projected Payment Schedule do not constitute a projection or representation regarding the actual amount or timing of payments on the Securities.

          (d)   the Company shall provide to each Holder and each beneficial owner of a Security or a beneficial interest in a Security, upon the written request of such Holder or beneficial owner to the Company, the Projected Payment Schedule.

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

SINCLAIR BROADCAST GROUP, INC., as Issuer
By:

Name: David D. Smith
Title: President and CEO
Attest:

Name: J. Duncan Smith
Title: Secretary
WACHOVIA BANK, NATIONAL ASSOCIATION, as Trustee
By:

Name:
Title:

ANNEX 1
Projected Payment Schedule*

Period Ending	Noncontingent Interest Payment per $1,000 Principal Amount at Issuance	Projected Contingent Interest Payment per $1,000 Principal Amount at Issuance*	Total Projected Interest Payment per $1,000 Principal Amount at Issuance
July 15, 2003	7.45	0.00	7.45
January 15, 2004	24.38	0.00	24.38
July 15, 2004	24.38	0.00	24.38
January 15, 2005	24.38	0.00	24.38
July 15, 2005	24.38	0.00	24.38
January 15, 2006	24.38	0.00	24.38
July 15, 2006	24.38	0.00	24.38
January 15, 2007	24.38	0.00	24.38
July 15, 2007	24.38	0.00	24.38
January 15, 2008	24.38	0.00	24.38
July 15, 2008	24.38	0.00	24.38
January 15, 2009	24.38	0.00	24.38
July 15, 2009	24.38	0.00	24.38
January 15, 2010	24.38	0.00	24.38
July 15, 2010	24.38	0.00	24.38
January 15, 2011	24.38	0.00	24.38
July 15, 2011	10.00	0.00	10.00
January 15, 2012	10.00	2.40	12.40
July 15, 2012	10.00	2.54	12.54
January 15, 2013	10.00	2.68	12.68
July 15, 2013	10.00	2.83	12.83
January 15, 2014	10.00	2.99	12.99
July 15, 2014	10.00	3.16	13.16
January 15, 2015	10.00	3.34	13.34
July 15, 2015	10.00	3.53	13.53
January 15, 2016	10.00	3.73	13.73
July 15, 2016	10.00	3.95	13.95
January 15, 2017	10.00	4.17	14.17
July 15, 2017	10.00	4.41	14.41
January 15, 2018	10.00	4.66	14.66
July 15, 2018	10.00	2630.11	2640.11

        *  The Comparable Yield and the Projected Payment Schedule are not determined for any purpose other than for the purpose of applying U.S. Treasury Regulations Section1.1275-4(b)(4) to the Securities and beneficial interests in the Securities. The Comparable Yield and the Projected Payment Schedule do not constitute a projection or representation regarding the actual amount or timing of payments on the Securities.

EXHIBIT A

REGULATION S CERTIFICATE

(For transfers pursuant to § 307(a)(i) of the Indenture)

Wachovia Bank, National Association
Corporate Trust Department VA 9646
1021 E. Cary Street, 3rd Floor
Richmond, VA 23219

  Re:
  Convertible Senior Subordinated Notes due 2018 of Sinclair Broadcast Group, Inc. (the "Securities")

        Reference is made to the Indenture, dated as of May 20, 2003 (the "Indenture"), between Sinclair Broadcast Group, Inc., a Maryland corporation (the "Company"), and Wachovia Bank, National Association, as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933 (the "Securities Act") are used herein as so defined.

        This certificate relates to US$                        principal amount of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

          CUSIP No(s).

          CERTIFICATE No(s).

        The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner." The Specified Securities are represented by a Global Security and are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner.

        The Owner has requested that the Specified Securities be transferred to a person (the "Transferee") who will take delivery in the form of a Regulation S Global Security. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 904 or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

          (1)   Rule 904 Transfers. If the transfer is being effected in accordance with Rule 904:

            (A)  the Owner is not a distributor of the Securities, an affiliate of the Company or any such distributor or a person acting on behalf of any of the foregoing;

            (B)  the offer of the Specified Securities was not made to a person in the United States;

            (C)  either:

              (i)    at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or

              (ii)   the transaction is being executed in, on or through the facilities of the Eurobond market, as regulated by the Association of International Bond Dealers, or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

            (D)  no directed selling efforts have been made in the United States by or on behalf of the Owner or any affiliate thereof;

            (E)  if the Owner is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Specified Securities, and the transfer is to occur during the Restricted Period, then the requirements of Rule 904(c)(1) have been satisfied; and

            (F)  the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

          (2)   Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:

            (A)  the transfer is occurring after a holding period of at least one year (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Securities were last acquired from the Company or from an affiliate of the Company, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

            (B)  the transfer is occurring after a holding period of at least two years has elapsed since the Specified Securities were last acquired from the Company or from an affiliate of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers.

Dated:

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)
By:

Name:
Title:
(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

EXHIBIT B

[Form of Restricted Securities Transfer Certificate]

RESTRICTED SECURITIES TRANSFER CERTIFICATE

(For transfers pursuant to Section 307(a)(ii) of the Indenture referred to below)

Wachovia Bank, National Association,
as Securities Registrar
Corporate Trust Department VA 9646
1021 E. Cary Street, 3rd Floor
Richmond, VA 23219

  Re:
  Convertible Senior Subordinated Notes Due 2018 (the "Securities")

        Reference is made to the Indenture, dated as of May 20, 2003 (the "Indenture"), between Sinclair Broadcast Group, Inc., a Maryland corporation and Wachovia Bank, National Association, as trustee. Terms used herein and defined in the Indenture, Rule 144A or Rule 144 under the U.S. Securities Act of 1933 (the "Securities Act") are used herein as so defined.

        This certificate relates to $                        aggregate principal amount of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

          CUSIP No(s).

          CERTIFICATE No(s).

          CURRENTLY IN BOOK-ENTRY FORM: Yes         No        (check one)

        The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Global Security, they are held through a Depositary (except in the name of "The Depository Trust Company") or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

        The Owner has requested that the Specified Securities be transferred to a person (the "Transferee") who will take delivery in the form of a Restricted Security. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A or Rule 144 under the Securities Act and all applicable securities laws of the states of the United States. Accordingly, the Owner hereby further certifies as:

        (1)   Rule 144A Transfers. If the transfer is being effected in accordance with Rule 144A:

          (A)  the Specified Securities are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a "qualified institutional buyer" within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

          (B)  the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer; and

B-1

        (2)   Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:

          (A)  the transfer is occurring after a holding period of at least one year (computed in accordance with paragraph (d) of Rule 144) has elapsed since the date the Specified Securities were acquired from the Company or from an affiliate (as such term is defined in Rule 144) of the Company, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of paragraphs (e), (f) and (h) of Rule 144;

          (B)  the transfer is occurring after a holding period by the Owner of at least two years has elapsed since the date the Specified Securities were acquired from the Company or from an affiliate (as such term is defined in Rule 144) of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company; or

        This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)
By:

Name:
Title:
(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

B-2

EXHIBIT C

UNRESTRICTED SECURITIES CERTIFICATE

(For removal of Securities Act Legends pursuant to § 307(b))

Wachovia Bank, National Association
Corporate Trust Department VA 9646
1021 E. Cary Street, 3rd Floor
Richmond, VA 23219

  Re:
  Convertible Senior Subordinated Notes due 2018 of Sinclair Broadcast Group, Inc. (the "Securities")

        Reference is made to the Indenture, dated as of May 20, 2003, between Sinclair Broadcast Group, Inc., a Maryland corporation (the "Company") and Wachovia Bank, National Association, as Trustee. Terms used herein and defined in the Indenture or in Rule 144 under the U.S. Securities Act of 1933 (the "Securities Act") are used herein as so defined.

        This certificate relates to US$                        principal amount of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

          CUSIP No(s).

          CERTIFICATE No(s).

        The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Global Security, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

        The Owner has requested that the Specified Securities be exchanged for Securities bearing no Private Placement Legend pursuant to Section 307(b) of the Indenture. In connection with such exchange, the Owner hereby certifies that the exchange is occurring after a holding period of at least two years (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Securities were last acquired from the Company or from an affiliate of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company. The Owner also acknowledges that any future transfers of the Specified Securities must comply with all applicable securities laws of the states of the United States and other jurisdictions.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers.

C-1

Dated:

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)
By:

Name:
Title:
(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned

C-2

QuickLinks

  Exhibit 4.13
TABLE OF CONTENTS
RECITALS OF THE COMPANY
NOW, THEREFORE, THIS INDENTURE WITNESSETH
ARTICLE ONE DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
SINCLAIR BROADCAST GROUP, INC. CONVERTIBLE SENIOR SUBORDINATED NOTE DUE 2018
OPTION OF HOLDER TO ELECT PURCHASE
CONVERSION NOTICE
TRUSTEE'S CERTIFICATE OF AUTHENTICATION.
ARTICLE TWELVE SUBORDINATION OF SECURITIES
ARTICLE THIRTEEN SATISFACTION AND DISCHARGE
ARTICLE FOURTEEN PURCHASE OF SECURITIES AT THE OPTION OF HOLDERS UPON A FUNDAMENTAL CHANGE
ARTICLE FIFTEEN PURCHASE OF SECURITIES AT THE OPTION OF HOLDERS
ARTICLE SIXTEEN CONTINGENT CASH INTEREST
ARTICLE SEVENTEEN TAX TREATMENT
ANNEX 1 Projected Payment Schedule
  EXHIBIT A
  EXHIBIT B
  EXHIBIT C